SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[x] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
    (1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value per share

    (2)  Aggregate number of securities to which transaction applies: 9,510,623

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $.35

    (4)  Proposed maximum aggregate value of transaction: $3,328,592

    (5)  Total fee paid: $306.23*

[ ] Fee paid previously with preliminary materials

[x] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: $1,136
    (2)  Form, Schedule or Registration Statement No.: Schedule TO
    (3) Filing Party: STG OMS Acquisition Corp., STG OMS Ireland Limited, STG, Symphony Technology II-A, L.P., Symphony Technology II GP, LLC and Romesh Wadhwani
    (4)  Date Filed: November 12, 2002

---------------
     * This amount is completely offset by the $1,136 fee previously paid in connection with the filing of the Schedule TO by STG OMS Acquisition Corp., STG OMS Ireland Limited, STG, Symphony Technology II-A, L.P., Symphony Technology II GP, LLC and Romesh Wadhwani on November 12, 2002, in connection with the first step of the transactions of which the merger that is the subject of this information statement is a part.

                                     [LOGO]

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                          901 Market Street, Suite 475
                           Wilmington, Delaware 19801


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY [ ], 2003


                                                  December [  ], 2002

To the Stockholders of Industri-Matematik International Corp.:

     We will hold a special meeting of our stockholders on January [ ], 2003 at 10 a.m., local time, at [address of meeting].

     As described in the enclosed information statement, at the special meeting, you will:

     1. Consider and vote upon a proposal to approve and adopt a merger agreement dated as of November 3, 2002, by and among Industri-Matematik, STG, a wholly owned subsidiary of Symphony Technology II-A, L.P. and STG OMS Acquisition Corp., providing for, among other things, the merger of STG OMS Acquisition Corp. with and into Industri-Matematik. On November 11, 2002, STG assigned all of its rights and obligations under the merger agreement and transferred the shares it owned in STG OMS Acquisition Corp. to STG OMS Ireland Limited. Following the merger, Industri-Matematik will continue as the surviving corporation and will become a wholly-owned subsidiary of STG OMS Ireland Limited; and

     2. Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Industri-Matematik board of directors has approved the merger agreement and the merger.

     The merger will constitute the second and final step of the acquisition of Industri-Matematik by STG OMS Ireland Limited. The first step was a tender offer commenced by STG OMS Ireland Limited through STG OMS Acquisition Corp. on November 12, 2002 for all of the outstanding shares of common stock, par value $.01 per share, of Industri-Matematik at a purchase price of $.35 per share, net to the seller in cash. The offer expired on December 10, 2002, and STG OMS Acquisition Corp. purchased 25,739,620 shares (representing approximately 80.5% of the shares outstanding on such date).

     Upon the completion of the merger, all shares (other than shares owned by STG OMS Ireland Limited or any of its affiliates, shares held by Industri-Matematik as treasury stock, or shares held by any stockholders of Industri-Matematik who have properly exercised appraisal rights), will be converted into the right to receive $.35 per share in cash, without interest thereon. STG OMS Ireland Limited currently anticipates that the merger will be completed in January 2003, or as promptly as practicable thereafter.

     Holders of record of Industri-Matematik common stock at the close of business on December [ ], 2002 will be entitled to vote at the special meeting or any adjournment or postponement. As of the record date, STG OMS Ireland Limited and its affiliates own an aggregate of 25,739,620 shares, representing approximately 80.5% of all shares outstanding on that date. The approval of the holders of a majority of all outstanding shares is sufficient to approve and adopt the merger agreement and the merger. Therefore, STG OMS Ireland Limited can cause the merger to occur without the affirmative vote of any other stockholder. STG OMS Ireland Limited is obligated to vote all shares it owns in favor of approving and adopting the merger agreement.

     If the merger is completed, holders of shares who do not vote in favor of approval and adoption of the merger agreement and who otherwise comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware (a copy of which can be found in Annex B of the attached information statement) will be entitled to receive such consideration as may be determined to be due under such provisions.

     Please read the attached information statement carefully. We are not asking you for a proxy and you are requested not to send a proxy.

     Please do not send in your share certificates at this time. If the merger is consummated, you will be sent a letter of transmittal for that purpose as soon as reasonably practicable thereafter.


                              By Order of the Board of Directors


                              By: /s/
                                  ---------------------------------------------
                                  [Name]
                                  [Chairman of the Board]


Wilmington, Delaware
December [  ], 2002

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                          901 Market Street, Suite 475
                           Wilmington, Delaware 19801

                              INFORMATION STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY [ ], 2003

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY



     This information statement is being furnished to the holders of common stock of Industri-Matematik International Corp., a Delaware corporation, in connection with the special meeting of stockholders of Industri-Matematik to be held on January [ ], 2003 at 10 a.m., local time, at [address of meeting], for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the merger agreement, dated November 3, 2002, among Industri-Matematik, STG, a wholly owned subsidiary of Symphony Technology II-A, L.P. and STG OMS Acquisition Corp., a Delaware corporation and wholly owned subsidiary of STG, and the merger as described in this information statement. On November 11, 2002, STG assigned all of its rights and obligations under the merger agreement and transferred the shares it owned in STG OMS Acquisition Corp. to STG OMS Ireland Limited, a wholly owned subsidiary of Symphony Technology II-A, L.P.; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement.

     The merger is the second step of STG OMS Ireland Limited's two-part acquisition of Industri-Matematik. The first step was a tender offer commenced by STG OMS Ireland Limited through its subsidiary STG OMS Acquisition Corp. on November 12, 2002 for all of the outstanding shares of Industri-Matematik at a purchase price of $.35 per share, net to the seller in cash. Pursuant to the offer, which expired on December 10, 2002, STG OMS Acquisition Corp. purchased 25,739,620 shares (representing approximately 80.5% of the shares outstanding on such date).

     Holders of record of Industri-Matematik common stock at the close of business on December [ ], 2002 will be entitled to vote at the special meeting or any adjournment or postponement.

     STG OMS Ireland Limited can cause the merger to occur without the affirmative vote of any other holder of common stock of Industri-Matematik. STG OMS Ireland Limited has agreed pursuant to the merger agreement to vote all shares it beneficially owns in favor of approval and adoption of the merger agreement.

     Please do not send any certificates for your stock at this time. Please read this information statement carefully.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Information Statement dated December [ ], 2002, and first mailed to stockholders on December [ ], 2002.

                                ---------------
                               TABLE OF CONTENTS
                                ---------------
                                                                           Page
                                                                           ----
Summary Term Sheet............................................................3
The Special Meeting...........................................................7
     Time, place, date........................................................7
     Purpose of the special meeting...........................................7
     Record date; Quorum; Outstanding shares entitled to vote.................7
     Vote required............................................................7
     Surrender of certificates and payment procedures.........................7
The Merger....................................................................8
     Background of the offer and the merger...................................8
     Recommendation and reasons of the Industri-Matematik board..............10
     Opinion of financial advisor to the Industri-Matematik board............13
     Purpose and structure of the merger; Reasons for the merger.............22
     Plans for Industri-Matematik after the merger...........................22
     Merger agreement........................................................22
     Quotation of Industri-Matematik shares following the merger.............28
     Regulatory approvals....................................................28
     Financing of the merger.................................................28
Interests of Certain Persons in the Merger...................................28
Certain United States Federal Income Tax Consequences........................29
Appraisal Rights.............................................................30
Certain Information Concerning Industri-Matematik and the Shares.............31
Certain Information Concerning STG OMS Ireland Limited, STG OMS
         Acquisition Corp. and Affiliated Persons............................32
Stock Ownership of Certain Beneficial Owners and Management..................33
Additional and Available Information.........................................35
Other Matters ...............................................................35
Annex A--Opinion of Broadview International LLC dated
         November 2, 2002...................................................A-1
Annex B--Section 262 of the General Corporation Law of the State
         of Delaware Relating to Appraisal Rights...........................B-1
Annex C--Agreement and Plan of Merger.......................................C-1

                               Summary Term Sheet

     The merger of a wholly-owned subsidiary of STG OMS Ireland Limited with and into Industri-Matematik will constitute the second and final step of the acquisition of Industri-Matematik by STG OMS Ireland Limited. The first step was a tender offer commenced by STG OMS Ireland Limited through STG OMS Acquisition Corp. on November 12, 2002, for all of the outstanding shares of Industri-Matematik for $.35 per share, net to the seller in cash. Pursuant to the offer, which expired on December 10, 2002, STG OMS Acquisition Corp. purchased 25,739,620 shares representing approximately 80.5% of the shares outstanding on the record date. The following are some questions you, as a stockholder of Industri-Matematik, may have and the answers to those questions. We urge you to carefully read the remainder of this information statement because the information provided in this summary is not complete and additional important information is contained in the remainder of this information statement. Stockholders are urged to read this information statement and the annexes in their entirety.

When and where is the special meeting?

     Industri-Matematik will hold a special meeting of stockholders on January [ ], 2003, at 10 a.m., local time, at [address of meeting]. See "The Special Meeting."

Is my vote required to approve the merger?

     No. The affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares as of the record date will be required to approve and adopt the merger agreement. STG OMS Ireland Limited has agreed to vote all of the shares it beneficially owns in favor of the approval and adoption of the merger agreement. Because STG OMS Ireland Limited and its affiliates own approximately 80.5% of the outstanding shares on the record date, approval and adoption of the merger agreement is assured without the vote of any other stockholder. You are not being asked for a proxy and you are requested not to send one. If you wish to vote your shares, you may do so only by attending the special meeting. See "The Special Meeting."

Who are the parties to the transaction?

     STG OMS Acquisition Corp. is a Delaware corporation incorporated on October 24, 2002, with principal executive offices at 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of its principal executive offices is (650) 935-9500. To date, STG OMS Acquisition Corp. has engaged in no activities other than those incident to its formation, the execution and delivery of the merger agreement, the commencement of, and purchase of the shares pursuant to, the offer, and the other transactions contemplated by the merger agreement. STG OMS Acquisition Corp. is a wholly owned subsidiary of STG OMS Ireland Limited which is wholly owned by Symphony Technology II-A, L.P. See "Certain Information Concerning STG OMS Ireland Limited, STG OMS Acquisition Corp. and Affiliated Persons."

     STG OMS Ireland Limited is a private limited company incorporated under the laws of Ireland on November 8, 2002, with principal executive offices at 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of its principal executive offices is (650) 935-9500. To date, STG OMS Ireland Limited has engaged in no activities other than those incident to its formation and the transactions contemplated by the merger agreement. It is a wholly owned subsidiary of Symphony Technology II-A, L.P. See "Certain Information Concerning STG OMS Ireland Limited, STG OMS Acquisition Corp. and Affiliated Persons."

     Symphony Technology II-A, L.P. owns 100% of STG OMS Ireland Limited. Symphony Technology II-A, L.P. is a Delaware limited partnership which makes investments for long term appreciation. Its principal executive offices are at 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of its principal executive offices is (650) 935-9500. See "Certain Information Concerning STG OMS Ireland Limited, STG OMS Acquisition Corp. and Affiliated Persons."

     For information regarding persons affiliated with the three entities described above, see "Certain Information Concerning STG OMS Ireland Limited, STG OMS Acquisition Corp. and Affiliated Persons."

     Industri-Matematik International Corp. is a Delaware corporation with its principal offices located at 901 Market Street, Suite 475, Wilmington, Delaware 19801. Industri-Matematik is a provider of high-performance supply chain solutions for the retail value chain which turn supply chain friction into smooth order flows. Its software enables companies to manage order and replenishment business processes based on actual customer demand to enable best-in-class, pull-driven supply chain practices. Industri-Matematik's software includes collaborative order management, fulfillment, customer relationship management (CRM), distribution center and store replenishment, supply chain analytics, visibility, and event management capabilities. See "Certain Information Concerning Industri-Matematik and the Shares."

What will I receive in exchange for my shares of Industri-Matematik?

     Upon consummation of the merger, all shares (other than shares owned by STG OMS Ireland Limited or any of its affiliates, shares held by Industri-Matematik as treasury stock, or shares held by any stockholders of Industri-Matematik who have properly exercised appraisal rights) will be converted into the right to receive $.35 per share, net to the seller in cash, without interest thereon. See "The Merger--Merger agreement--Merger consideration."

Is there an agreement governing the merger?

     Yes. Industri-Matematik, STG and STG OMS Acquisition Corp. entered into a merger agreement, dated as of November 3, 2002. On November 11, 2002, STG assigned all of its rights and obligations under the merger agreement and transferred the shares it owned in STG OMS Acquisition Corp. to STG OMS Ireland Limited. The merger agreement provides, among other things, for the terms and conditions of the offer and the merger of STG OMS Acquisition Corp. into Industri-Matematik following the offer. See "The Merger--Merger agreement."

What does the Industri-Matematik board of directors think of the merger?

     The Industri-Matematik board recommends that its stockholders approve and adopt the merger agreement and the merger. See "The Merger--Recommendation and reasons of the Industri-Matematik board."

     In reaching its decision to approve and adopt the merger agreement and to recommend that Industri-Matematik stockholders approve and adopt the merger agreement, the Industri-Matematik board considered a number of factors. See "The Merger--Recommendation and reasons of the Industri-Matematik board."

Did the Industri-Matematik board receive an opinion from its financial advisor?

     Yes. Broadview International LLC, Industri-Matematik's financial advisor, delivered to the Industri-Matematik board its written opinion dated as of November 2, 2002, that, as of the date of such opinion, the cash consideration of $.35 per share is fair from a financial point of view to Industri-Matematik stockholders. A copy of the full text of the written opinion of Broadview, which sets forth, among other things, the opinion expressed, assumptions made, procedures followed, matters considered, and limitations of review undertaken in connection with the opinion, is attached to this information statement as Annex A and should be read in its entirety. See "The Merger--Opinion of financial advisor to the Industri-Matematik board" and Annex A.

When do the companies expect to complete the merger?

     STG OMS Ireland Limited expects to complete the merger in January 2003, or as promptly as practicable thereafter. The merger will become effective at such time as the merger is approved by the stockholders of Industri-Matematik as of the record date and the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware. See "The Merger--Merger agreement--Effective time."

Can the merger agreement be terminated?

     The merger agreement may be terminated and the merger may be abandoned under certain circumstances. See "The Merger--Merger agreement--Termination."

Is STG OMS Ireland Limited's financial condition relevant?

     No. Because the form of payment consists solely of cash and is not conditioned upon any financing arrangements, we do not think that the financial condition of STG OMS Ireland Limited is relevant. Symphony Technology II-A, L.P. will provide STG OMS Ireland Limited with sufficient funds to complete the proposed merger. Dr. Wadhwani provided the necessary funds to complete the merger to Symphony Technology II-A, L.P. in his capacity as limited partner of Symphony Technology II-A, L.P. and pursuant to a capital call by Symphony Technology II-A, L.P. Dr. Wadhwani is the Chief Executive Officer and Managing Director of Symphony Technology II GP, LLC, the sole general partner of Symphony Technology II-A, L.P. See "The Merger--Financing of the merger."

What will happen to Industri-Matematik after the merger is consummated?

     After consummation of the merger, Industri-Matematik will become a wholly-owned subsidiary of STG OMS Ireland Limited and the former holders of Industri-Matematik shares will no longer possess any interest in Industri-Matematik. Promptly upon consummation of the merger, Industri-Matematik will terminate the registration of the shares under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Effective on November 22, 2002, the shares of Industri-Matematik were delisted from the Nasdaq National Market System and transferred to the Nasdaq SmallCap Market. On December 12, 2002, Industri-Matematik submitted a letter to withdraw the listing of its shares from the Nasdaq SmallCap Market effective as of December 16, 2002. Currently, the shares of Industri-Matematik are available for quotation on the OTC Bulletin Board. Upon termination of the registration of the shares under the Exchange Act, the shares will no longer be eligible for quotation on the OTC Bulletin Board. See "The Merger--Quotation of Industri-Matematik shares following the merger."

Do any existing or former members of Industri-Matematik's management or board of directors have interests in the merger other than as stockholders of Industri-Matematik?

     Yes. Certain existing and former members of Industri-Matematik's management and board have interests in the merger other than as stockholders of Industri-Matematik. See "Interests of Certain Persons in the Merger."

Should I send in my stock certificates now?

     No. A letter of transmittal for use in surrendering share certificates and obtaining payment for surrendered Industri-Matematik shares will be mailed to stockholders promptly following the effective time of the merger. See "The Merger--Merger agreement--Surrender of certificates and payment procedures." Certificates representing Industri-Matematik shares should not be sent in until you receive the letter of transmittal and accompanying instructions, and then should be surrendered only in accordance with such instructions.

Will I have to pay taxes on the consideration I receive for my shares in the merger?

     The receipt of cash by a Industri-Matematik stockholder pursuant to the merger will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. See "Certain United States Federal Income Tax Consequences."

Are any regulatory approvals required?

     Symphony Technology II-A, L.P. and STG OMS Ireland Limited filed the required notification under the Merger and Take-Overs (Control) Act, 1978-1996 of Ireland with respect to the offer and the merger with the Irish Minister for Enterprise, Trade and Employment on November 14, 2002. On November 19, 2002, the Irish Minister indicated that the offer and the merger are not a notifiable transaction under the Merger and Take-Overs (Control) Act. See "The Merger--Regulatory approvals."

     Industri-Matematik and STG OMS Ireland Limited believe that there are no other material regulatory or governmental approvals required in order for the merger to be consummated.

Can I exercise appraisal rights?

     Stockholders of Industri-Matematik are entitled to appraisal rights under
Section 262 of the General Corporation Law of the State of Delaware as to shares owned by them. A summary description of Section 262 is set forth in "Appraisal Rights" and Section 262 is reprinted in its entirety as Annex B to this information statement. All references in "Appraisal Rights" and Section 262 to a "stockholder" are to the record holder of the shares as to which appraisal rights are asserted. A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps set forth in Section 262 properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     For more information regarding appraisal rights, see Annex B. Annex B should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so because failure to comply strictly with the procedures set forth in Annex B may result in the loss of appraisal rights.

                               The Special Meeting

Time, place, date

     This information statement is being furnished to the holders of outstanding shares of Industri-Matematik in connection with the special meeting to be held on January [ ], 2003, at 10 a.m., local time, at [address of meeting], including any adjournments or postponements thereof.

Purpose of the special meeting

     At the special meeting, stockholders of Industri-Matematik will consider and vote upon a proposal to approve and adopt the merger agreement, dated as of November 3, 2002, among Industri-Matematik, STG, and STG OMS Acquisition Corp., pursuant to which STG OMS Acquisition Corp. will be merged with and into Industri-Matematik with Industri-Matematik as the surviving corporation at and after the effective time of the merger. On November 11, 2002, STG assigned all of its rights and obligations under the merger agreement and transferred the shares it owned in STG OMS Acquisition Corp. to STG OMS Ireland Limited. The merger agreement is attached as Annex C to this information statement. Stockholders will also consider such other business as may properly come before the meeting.

Record date; Quorum; Outstanding shares entitled to vote

     The record date for the special meeting has been fixed as the close of business on December [ ], 2002. Only holders of record of shares on the record date are entitled to vote at the special meeting. Holders of shares on the record date are entitled to one vote on matters properly presented at the special meeting for each share held.

     On the record date, there were 31,966,883 shares outstanding. The outstanding shares were held of record by approximately [ ] registered holders. The presence in person of holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the special meeting. Because the shares owned by STG OMS Ireland Limited and its affiliates will be represented at the special meeting, a quorum will be present, even if no other stockholders are present.

Vote required

     Pursuant to Delaware law, the merger agreement must be approved and adopted by the affirmative vote of the holders of a majority of the total number of outstanding shares. Abstentions of shares that are present at the special meeting and broker non-votes will each have the same effect as a vote against approval and adoption of the merger agreement. Pursuant to the merger agreement, STG OMS Ireland Limited and its affiliates are required to vote their shares for approval and adoption of the merger agreement. As of the record date, STG OMS Ireland Limited and its affiliates beneficially owned 25,739,620 shares (approximately 80.5% of all outstanding shares). Because the approval of the holders of a majority of all outstanding shares is sufficient to approve and adopt the merger agreement, STG OMS Ireland Limited can cause the merger to occur without the affirmative vote of any other stockholder. You are not being asked for a proxy and you are requested not to send one. If you wish to vote your shares, you may do so only by attending the special meeting in person.

     A stockholder who wishes to exercise appraisal rights under Delaware law must not vote his or her shares in favor of the approval and adoption of the merger agreement. An abstention or broker non-vote will not constitute a waiver of a stockholder's appraisal rights or the written notice of intent to exercise appraisal rights required under Section 262 of Delaware law. See "Appraisal Rights" and Annex B.

Surrender of certificates and payment procedures

     As soon as practicable after the effective time, Citibank, N.A., the paying agent, will mail to each record holder of a certificate representing an outstanding share a letter of transmittal and instructions for effecting the surrender of such certificate. Upon surrender to the paying agent of a certificate representing a share, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the paying agent, the holder of such certificate shall be entitled to receive $.35 per share in cash, without interest thereon. Until surrendered in accordance with the foregoing instructions, each certificate representing a share will represent for all purposes only the right to receive $.35 per share in cash, without interest thereon.

     You should not send your share certificates to the paying agent now. Share certificates should be sent to the paying agent only pursuant to instructions set forth in the letter of transmittal, which will be mailed to you as soon as practicable after the effective time. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this information statement, the merger agreement and the letter of transmittal.

     Any merger consideration made available to the paying agent that remains unclaimed by stockholders for one year after the effective time will be delivered to STG OMS Ireland Limited and any stockholders who have not surrendered their certificates prior to that time must look to STG OMS Ireland Limited for payment of their claim for merger consideration.

     Any questions concerning payment procedures and requests for letters of transmittal may be addressed to the paying agent at (877) 360-7251 (toll free).


                                   The Merger

Background of the offer and the merger

     Certain contacts and negotiations between Symphony Technology II-A, L.P. and Industri-Matematik relating to the offer and merger

     In April 2002, Dr. Romesh Wadhwani, the Chief Executive Officer and Managing Director of Symphony Technology II GP, LLC, the sole general partner of Symphony Technology II-A, L.P., contacted Geoffrey W. Squire, a director of Industri-Matematik, to inquire whether he knew if Warburg Pincus Investors, L.P., which at that time held approximately 38.4% of the outstanding shares of Industri-Matematik, would be interested in selling its shares to Symphony Technology II-A, L.P. Mr. Squire passed the inquiry to William H. Janeway, a director of Industri-Matematik and the Vice Chairman of Warburg Pincus, LLC, an affiliate of Warburg Pincus Investors, L.P., who subsequently had a discussion with Dr. Wadhwani. Thereafter Warburg Pincus Investors, L.P. provided Symphony with a review of the technical capabilities of Industri-Matematik's software. No transaction was pursued at that time.

     In August 2002, Dr. Wadhwani contacted Jeffrey A. Harris, a director of Industri-Matematik and a Managing Director of Warburg Pincus, LLC, to see if Industri-Matematik was interested in pursuing a strategic transaction involving the merger of Industri-Matematik with a subsidiary of Symphony Technology II-A, L.P.

     Mr. Harris immediately notified Lin Johnstone, Industri-Matematik's President and Chief Executive Officer of Dr. Wadhwani's inquiry. Following the notification of Dr. Wadhwani's inquiry to Ms. Johnstone, all of the substantive negotiations leading up to the current transaction took place between representatives of Symphony Technology II-A, L.P. and representatives of Industri-Matematik and the Industri-Matematik board. Moreover, following such notification, the only contacts between Symphony Technology II-A, L.P. and Warburg Pincus Investors, L.P., or its affiliates, concerning the current transaction took place in the context of discussions conducted through the counsels to these parties regarding the letter agreement (referred to below). Thereafter, a representative of Symphony Technology II-A, L.P. traveled to Industri-Matematik's offices in Stockholm to further discuss a potential merger with Ms. Johnstone and Susan Salvesen, Industri-Matematik's Chief Financial Officer. On August 20, 2002, Industri-Matematik and Symphony Technology II-A, L.P. entered into a confidentiality agreement to facilitate the exchange of information to determine the desirability of moving forward with a potential merger. Symphony Technology II-A, L.P. representatives began their due diligence process. At a scheduled meeting of the Industri-Matematik board on August 27, 2002, the board, after being advised of the events that had taken place, authorized Ms. Johnstone to proceed with discussions with Symphony Technology II-A, L.P. and to obtain additional information about a proposed transaction to present to the Industri-Matematik board.

     At a meeting on September 12, 2002, after a presentation by management as to the status of Industri-Matematik financially and operationally, the members of the Industri-Matematik board (Mr. Langerud was not present due to a scheduling conflict) discussed the potential merger with Symphony Technology II-A, L.P. Thereafter, Dr. Wadhwani joined the meeting by invitation to make a presentation of his analysis of Industri-Matematik's position and opportunities. After Dr. Wadhwani left the meeting, the directors further discussed the possible transaction and had a discussion with Industri-Matematik's general counsel, Marvin S. Robinson of Tannenbaum Dubin & Robinson, LLP, regarding fiduciary responsibilities of the Industri-Matematik board in connection with strategic transactions and relevant provisions of the Delaware General Corporation Law. In accordance with advice of counsel, the Industri-Matematik board formed a special committee comprised of two independent directors, Messrs. Anderson and Laugerud, and Ms. Johnstone, Industri-Matematik's President and Chief Executive Officer, to evaluate the proposed merger with a subsidiary of Symphony Technology II-A, L.P. and any other potential strategic possibilities. The Industri-Matematik board also authorized retention of a financial advisor to assist in the evaluation of a transaction.

     In accordance with the authorization of the Industri-Matematik board, Industri-Matematik engaged Broadview International LLC as a financial advisor and to deliver a fairness opinion in the event Industri-Matematik pursued the merger with a subsidiary of Symphony Technology II-A, L.P. Upon engagement, representatives of Broadview conducted a detailed review of Industri-Matematik's financial condition and overall market conditions.

     On September 20, 2002, representatives of Broadview made a presentation to the special committee regarding the results of its review. In its presentation, Broadview noted that, given Industri-Matematik's declining financial condition and overall market conditions, Industri-Matematik should be open to a strategic transaction of the type proposed and that any delay in pursuing the opportunity would be unlikely to lead to a superior offer and could cause Symphony Technology II-A, L.P. to withdraw. Both Marvin S. Robinson of Tannenbaum Dubin & Robinson LLP and Allen C. Goolsby of Hunton & Williams, special counsel to Industri-Matematik, took part in the meeting and reviewed with the special committee what steps it must consider in making a determination consistent with its fiduciary obligations. After further discussion, the special committee unanimously resolved to recommend to the Industri-Matematik board that Industri-Matematik enter into a letter of intent with Symphony Technology II-A, L.P. to pursue the proposed merger.

     On September 21, 2002, the Industri-Matematik board met and considered the special committee's recommendation and other factors relevant to the proposed merger, including the purchase price of $.50 per share in cash then offered by Symphony Technology II-A, L.P. Legal counsel took part in the meeting and reviewed with the Industri-Matematik board its fiduciary responsibilities. In addition, each member of the special committee separately addressed the Industri-Matematik board. After considering various factors, including the necessity of a strategic transaction and the significant risk to Industri-Matematik and its shareholders posed by delaying pursuit of the proposed merger, the Industri-Matematik board directed senior management to execute a letter of intent and to negotiate a definitive merger agreement with a subsidiary of Symphony Technology II-A, L.P.

     Later that day, Industri-Matematik and Symphony Technology II-A, L.P. entered into a letter of intent which provided, among other things, for a purchase price of $.50 per share in cash and which expired on October 16, 2002, if the parties had not entered into a definitive agreement by such time. As a condition to Symphony Technology II-A, L.P.'s entering into the letter of intent, on the same day, Warburg Pincus Investors, L.P. and Symphony Technology II-A, L.P. entered into a letter agreement whereby Warburg Pincus Investors, L.P. agreed that it would tender its shares or vote in favor of a merger, as applicable, in the event that Symphony Technology II-A, L.P. and Industri-Matematik entered into a definitive merger agreement on or prior to October 16, 2002, in accordance with the letter of intent.

     After the letter of intent was entered into, Symphony Technology II-A, L.P. intensified its due diligence efforts and the parties and their counsel began negotiating the terms of a definitive merger agreement. Throughout the course of negotiations, Industri-Matematik and its legal and financial advisors provided Symphony Technology II-A,

L.P. and its financial and legal advisors with material responsive to Symphony Technology II-A, L.P.'s due diligence requests. As a result of its initial due diligence review, Symphony Technology II-A, L.P. notified Industri-Matematik that it was only prepared to offer a purchase price of $.31 per share. On October 3, 2002, the Industri-Matematik board met to consider the revised offer price and other terms of the proposed transaction. Members of the special committee, who previously met to consider the developments of the negotiations, shared their views with the Industri-Matematik board. After further discussion, the Industri-Matematik board resolved to direct Ms. Johnstone and Ms. Salvesen to try to negotiate a higher offer price in at least a $.35 to $.40 range.

     The parties continued to negotiate the terms of a definitive merger agreement. The letter of intent was amended and restated on each of October 16, 2002 and October 25, 2002 to extend the time for negotiations and further due diligence by Symphony Technology II-A, L.P. and its advisors. The side letter with Warburg Pincus Investors, L.P. was concurrently amended and restated on each of those dates. On October 31, 2002, the letter of intent expired pursuant to its terms. Nonetheless, the parties continued to negotiate the terms of a definitive merger agreement. Warburg Pincus Investors, L.P. and Symphony Technology II-A, L.P. entered into an amended and restated side letter which extended the time for entering into a definitive merger agreement to November 4, 2002.

     On November 1, 2002, Industri-Matematik and Symphony Technology II-A, L.P. reached agreement on substantially all major deal points. The independent committee held a meeting by telephone conference with legal counsel and Broadview which stated that based on its work, it would issue a fairness opinion at $.35 per share. The independent committee, after discussion, resolved to recommend that the Industri-Matematik board approve the proposed merger. Thereafter, at a meeting held by teleconference on November 2, 2002, the Industri-Matematik board met with the Industri-Matematik's legal counsel and financial advisor and discussed the key terms and conditions of the proposed transaction. Broadview orally presented its "fairness opinion" (the text of which had been previously reviewed by Industri-Matematik and the manually signed copy of which was subsequently received by the Industri-Matematik's counsel on November 6, 2002) and the independent committee presented and reiterated its recommendation of the transaction to the Industri-Matematik board. After discussion, the Industri-Matematik board unanimously approved the transaction (Mr. Janeway was not present due to a scheduling conflict but subsequently consented to the action in writing) and directed Ms. Johnstone to finalize and enter into the agreement on behalf of Industri-Matematik at a price of $.35 per share.

     On November 3, 2002, representatives of Industri-Matematik, Symphony Technology II-A, L.P., STG and STG OMS Acquisition Corp. and their respective legal advisors completed, and STG, STG OMS Acquisition Corp. and Industri-Matematik entered into, the merger agreement. On the morning of November 4, 2002, Industri-Matematik and Symphony Technology II-A, L.P. issued a joint press release announcing the transaction.

     STG OMS Acquisition Corp. commenced the offer on November 12, 2002. Pursuant to the offer, which expired on December 10, 2002, STG OMS Acquisition Corp. purchased 25,739,620 shares (representing approximately 80.5% of the shares outstanding on such date). Shortly thereafter, all members of the Industri-Matematik board except for Messrs. David L. Anderson and Terje Laugerud resigned and Messrs. Bryan Taylor, William Chisholm, and Robert Evans were elected as directors of Industri-Matematik.

Recommendation and reasons of the Industri-Matematik board

     Recommendation of the Industri-Matematik board

     The Industri-Matematik board has unanimously (i) determined that each of the offer, the merger and the merger agreement is advisable, fair to and in the best interests of Industri-Matematik and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby (including the offer and the merger) and (iii) subject to the terms and conditions of the merger agreement, recommended that Industri-Matematik stockholders accept the offer and tender their shares in the offer, and approve and adopt the merger agreement and the merger.

     Reasons for the recommendation of the Industri-Matematik board

     In approving the merger agreement and the transactions contemplated thereby, including the offer and the merger, and recommending that all stockholders of Industri-Matematik accept the offer and tender their shares pursuant to the offer, the board considered the following factors:

     o the balance sheet and results of operations of Industri-Matematik, at that time and as forecasted for the remainder of the fiscal year showing a declining financial condition;

     o alternatives available to Industri-Matematik as a stand-alone enterprise, including Industri-Matematik's diminished future prospects for license and maintenance revenues and its ability to fund necessary software development costs;

     o Industri-Matematik's declining cash position and the availability of cash to fund continued operations, including necessary software development costs;

     o    cash availability to continue operations;

     o current industry, economic, and market conditions and historical market prices;

     o the negative effect that Industri-Matematik's financial condition has on its ability to sell software licenses to existing and prospective licensees who question Industri-Matematik's economic viability;

     o the effect on the shareholders of the probable delisting of Industri-Matematik common stock from the Nasdaq National Market (notwithstanding the fact that Industri-Matematik intended to apply for listing on the Nasdaq SmallCap Market in the event that Industri-Matematik's common stock was delisted from the Nasdaq National Market);

     o the relationship of the offer price of $.35 per share to the historical market prices of Industri-Matematik common stock, including
          (i) that the offer price represents a 54% premium over the average closing price of Industri-Matematik common stock for the 20 trading days preceding the announcement of the transaction and (ii) that Industri-Matematik common stock traded in the range of $.15 to $1.36 during the 12-month period ending November 1, 2002;

     o presentations by, and discussions with, senior management of Industri-Matematik and representatives of Broadview and Industri-Matematik's legal advisors regarding the transaction;

     o the fact that the merger agreement provides for a prompt cash tender offer for all outstanding shares of common stock to be followed by the merger at the same cash price per share, thereby enabling Industri-Matematik's stockholders to obtain the benefits of the transaction at the earliest possible time;

     o the certainty of value of the cash consideration to be paid to Industri-Matematik's stockholders pursuant to the offer and the merger;

     o that the offer was conditioned on the holders of at least 65% of the issued and outstanding shares tendering their shares in the offer, and that Warburg Pincus Investors, L.P., a holder of approximately 38% of the outstanding shares, agreed to tender its shares in the offer subject to certain conditions;

     o the financial presentation and the opinion dated November 2, 2002, of Broadview as to the fairness, from a financial point of view to the holders of Industri-Matematik common stock and as of such date, of the $.35 per share cash consideration;

     o that the merger agreement permits the Industri-Matematik board to withdraw or modify its recommendation of the transaction to the extent that it determines in good faith after consultation with its legal counsel and financial advisor that the failure to withdraw or modify such recommendation would be inconsistent with its fiduciary duties under applicable law;

     o that the merger agreement permits Industri-Matematik to engage in negotiations and discussions with, and furnish nonpublic information to, a person or entity who makes an acquisition proposal (as defined in the merger agreement) that the Industri-Matematik board reasonably believes will lead to a superior proposal (as defined in the merger agreement);

     o that the merger agreement permits Industri-Matematik to terminate the merger agreement if Industri-Matematik enters into an agreement with respect to an acquisition proposal under the circumstances contemplated thereby, provided that Industri-Matematik pay STG OMS Ireland Limited a $225,000 termination fee and reimburse STG OMS Ireland Limited for its out-of-pocket fees and expenses not to exceed $500,000 and, if Industri-Matematik consummates a merger or significant stock or asset deal within nine months of the termination of the merger agreement, Industri-Matematik pay STG OMS Ireland Limited an additional $225,000 termination fee and reimburse STG OMS Ireland Limited for its out-of-pocket expenses not to exceed $1 million less the amount of the previous reimbursement; and

     o that Symphony Technology II-A, L.P. and Dr. Wadhwani gave assurances for STG OMS Ireland Limited's funding for the consummation of the offer and the merger.

     The foregoing discussion of information and factors considered and given weight by the Industri-Matematik board is not intended to be exhaustive, but includes all of the material factors, both positive and negative, considered by the Industri-Matematik board. In view of the wide variety of factors considered in connection with its evaluation of the offer and the merger, the Industri-Matematik board did not find it practicable to, and did not, quantify, or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the Industri-Matematik board may have given different weights to different factors.

     The Industri-Matematik board recognized that, while the transaction gives Industri-Matematik's stockholders the opportunity to realize a significant premium over the price at which the shares of Industri-Matematik were traded prior to the public announcement of the transaction, adopting the merger agreement would eliminate the opportunity for Industri-Matematik's stockholders to participate in the future growth and profits of Industri-Matematik. The Industri-Matematik board also realized that the termination fee and expense reimbursement required by the terms of the merger agreement to be paid by Industri-Matematik in certain circumstances would make it more costly for another potential purchaser to acquire Industri-Matematik. The Industri-Matematik board believed that the loss of the opportunity to participate in the growth and profits of Industri-Matematik following the Offer and the risks associated with the termination fee and expense reimbursement were reflected in the $.35 per share price offered by STG OMS Ireland Limited in the offer, and that termination fee and expense reimbursement provisions are customary in transactions of this type.

     The full text of Broadview's opinion dated November 2, 2002, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by Broadview, is attached hereto as Annex A and is incorporated by reference herein. Broadview's opinion is confined to the fairness from a financial point of view to Industri-Matematik stockholders of the $.35 per share cash consideration. Broadview's opinion is not intended to constitute, and does not constitute, a recommendation to any holders of shares as to how such holder should vote in respect of the merger. Holders of shares are urged to read such opinion carefully in its entirety. The summary of the opinion of Broadview in this information statement is qualified in its entirety by reference to the full text of such opinion as attached hereto as Annex A.

     Certain projections for Industri-Matematik

     In the course of the discussions between Industri-Matematik and Symphony Technology II-A, L.P., Industri-Matematik provided Symphony Technology II-A, L.P. and its representatives with certain non-public business and financial information about Industri-Matematik. Such information included Industri-Matematik's projections of revenue and net income and other information not considered material for Industri-Matematik's fiscal year ending April 30, 2003. These projections do not reflect the impact of restructuring and other expense reduction actions that Industri-Matematik would expect to have taken in the absence of the offer and the impact of the restructuring charges that Industri-Matematik announced on October 10, 2002.

     Set forth below is a summary of the projections provided by Industri-Matematik. These projections should be read together with the financial statements of Industri-Matematik that can be obtained from the Securities and Exchange Commission ("SEC") as described under the heading "Additional and Available Information."

                                                              Fiscal Year 2003
                                                              ----------------
                                                               (in thousands)
Revenue.......................................................     46,407
Net Income (Loss).............................................     (8,658)

     Industri-Matematik does not, as a matter of course, make public any forecasts as to its future financial performance. The above projections were not prepared with a view to public disclosure or compliance with guidelines of the SEC or the American Institute of Certified Public Accountants regarding projections or forecasts. These projections are included herein only because such information was provided to Symphony Technology II-A, L.P. in connection with its evaluation of a business combination transaction. Industri-Matematik's internal financial forecasts (upon which such projections were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. The projections also reflect numerous assumptions, all made by management of Industri-Matematik, with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Industri-Matematik's control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. The inclusion of the projections herein should not be regarded as an indication that Symphony Technology II-A, L.P., Industri-Matematik or any of their respective affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. None of Symphony Technology II-A, L.P., Industri-Matematik and any of their affiliates and representatives has made or makes any representation to any person regarding the ultimate performance of Industri-Matematik compared to the information contained in the projections, and except to the extent required by law none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the projections are shown to be in error.

Opinion of financial advisor to the Industri-Matematik board

     Broadview focuses on providing merger and acquisition advisory services to information technology, communications, and media companies. In that capacity, it is continuously engaged in valuing such businesses and maintains an extensive database of information technology, communications, and media mergers and acquisitions for comparative purposes.

     In June 2000, Industri-Matematik engaged Broadview to approach other companies to explore the possibility of pursuing a merger or other strategic transaction. Industri-Matematik paid Broadview an advisory fee of $100,000 for its services and it was contemplated that Broadview would receive additional fees if a transaction were to be completed. No such transaction resulted and, in September 2001, Industri-Matematik terminated the engagement and no such additional fees were paid to Broadview.

     On September 24, 2002, Industri-Matematik engaged Broadview to act as its financial advisor in connection with the possible sale of Industri-Matematik and, if requested, to deliver a fairness opinion in the event Industri-Matematik pursued the proposed merger with a subsidiary of Symphony Technology II-A, L.P. Industri-Matematik selected Broadview as its financial advisor based on Broadview's reputation and expertise and, its belief that, because of the familiarity with Industri-Matematik and its business that Broadview gained from the previous engagement, Broadview was qualified to provide prompt and efficient consultation in connection with the offer and the merger.

     Upon engagement, representatives of Broadview conducted a detailed valuation analysis with respect to Industri-Matematik and conducted a review of the overall market conditions. On November 1, 2002, the independent committee of the Industri-Matematik board held a meeting by teleconference with legal counsel and Broadview which stated that based on its work, it would issue a fairness opinion at $.35 per share. On November 2, 2002, at a meeting held by teleconference, representatives of Broadview orally presented its "fairness opinion" to the Industri-Matematik board (the text of which had been previously reviewed by Industri-Matematik and the manually signed copy of which was subsequently received by Industri-Matematik's counsel on November 6, 2002), to the effect that, as of such date and based on and subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, the merger consideration was fair from a financial point of view, to the stockholders of Industri-Matematik.

     The full text of Broadview's opinion dated November 2, 2002, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by Broadview, is attached hereto as Annex A and is incorporated by reference herein. Broadview's opinion is confined to the fairness from a financial point of view to Industri-Matematik stockholders of the $.35 per share cash consideration. Broadview's opinion is not intended to constitute, and does not constitute, a recommendation to any holders of shares as to how such holder should vote in respect of the merger. Holders of shares are urged to read such opinion carefully in its entirety. The summary of the opinion of Broadview in this information statement is qualified in its entirety by reference to the full text of such opinion as attached hereto as Annex A.

     In rendering its opinion, Broadview, among other things:

     o reviewed the terms of the merger agreement in the form of the draft dated November 1, 2002, furnished to Broadview by Industri-Matematik's counsel on November 1, 2002 (which, for the purposes of this opinion, Broadview assumed, to be identical in all material respects to the merger agreement as executed);

     o reviewed Industri-Matematik's annual report on Form 10-K and Form 10-K/A for the fiscal year ended April 30, 2002, including the audited financial statements included therein and Industri-Matematik's quarterly report on Form 10-Q for the period ended July 31, 2002, including the unaudited financial statements included therein;

     o reviewed certain internal financial projections for Industri-Matematik, including quarterly projections through April 30, 2003, prepared and provided to Broadview by Industri-Matematik management;

     o reviewed Industri-Matematik's press release dated October 10, 2002, related to the planned restructuring, and discussed with Industri-Matematik management its impact on the cash position of Industri-Matematik;

     o participated in discussions with Industri-Matematik management concerning the operations, business strategy, financial performance and prospects for Industri-Matematik;

     o discussed with Industri-Matematik management its view of the strategic rationale for the transaction;

     o reviewed the reported closing prices and trading activity for Industri-Matematik common stock;

     o compared certain aspects of the financial performance of Industri-Matematik with public companies Broadview deemed comparable;

     o analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the transaction;

     o reviewed a liquidation analysis for Industri-Matematik, prepared with Industri-Matematik management; and

     o conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

     In preparing its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the merger agreement) that was publicly available or furnished to Broadview by Industri-Matematik. With respect to the financial projections examined, Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of Industri-Matematik's management as to the future performance of Industri-Matematik and the amount that would be available to be distributed to stockholders upon a liquidation of Industri-Matematik. Broadview has neither made nor obtained an independent appraisal or valuation of any Industri-Matematik assets.

     Broadview also assumed, that STG OMS Ireland Limited will have sufficient funds to consummate the transaction, as represented under Section 6.07 of the merger agreement, as described in the letter from Symphony Technology II-A, L.P. and Dr. Romesh Wadhwani given at the date of the merger agreement, a draft of which Broadview had seen (dated October 31, 2001, provided to Broadview on November 1, 2002), or otherwise. For purposes of the opinion, Broadview has assumed that, as of the date of the opinion, Industri-Matematik was not involved in any other material transactions other than the offer and the merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. The Broadview opinion was necessarily based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion and any change in such conditions would require a reevaluation of the opinion.

     Set forth below is a brief summary of the material factors considered, and financial analyses performed, by Broadview in connection with its opinion:

     Factors positively affecting the value of Industri-Matematik

     Large and growing order and supply chain execution software market. According to Gartner, Inc. ("Gartner"), the order management software market should exhibit strong long-term growth, scaling to have license sales revenues of more than $780 million from 2001 to 2006 representing a Compounded Annual Growth Rate ("CAGR") of 7.2%. However, the wider supply chain management software market is predicted, by Gartner, to grow with a CAGR of only 2.8% over the same period and short term year-on-year growth expectations for the supply chain execution market are in the 0-2.0% range. As a visible public company in the supply chain execution software market, Industri-Matematik could enhance its public market valuation by capitalizing on this large, if slowly growing, market opportunity.

     Blue-chip, diversified customer base. Industri-Matematik has assembled a bluechip customer base comprised of Fortune 500 and Global 2000 companies in the fast-moving consumer goods and retail sectors, such as Koninklijke Ahold NV (Albert Heijn), Kellogg Company, Starbucks Corporation, Campbell Soup Company, Sherwin-Williams Company and Groupe Danone. Industri-Matematik could enhance its public market valuation by leveraging these existing relationships to sell its product throughout these enterprises and thus enhance revenue.

     Experienced development engineers. According to a report commissioned by Industri-Matematik, the company's staff incorporates experienced and skilled engineers with substantial expertise in the necessary technologies and languages for Industri-Matematik's business going forward. The report notes that the team is well-aware of the risks and the technical requirements for the support of the products now and in the future, as well as for the development of further projects related to Industri-Matematik's products. The report also indicates that the employees are highly motivated to provide quality products and service.

     Compelling product differentiation. According to management, Industri-Matematik provides and implements the only multi-channel, multi-vendor order management solution currently available on the market. Management also claims that Industri-Matematik' s solution is rich in functionality and content delivery options. Broadview understands that this product represents a compelling offering for customers with a large number of orders to manage among multiple product lines. According to management, in head-to-head competition for business with its competitors' solutions, Industri-Matematik consistently wins based on the breadth and depth of the solution's functionality.

     Experienced management team. Led by Lin Johnstone, Chief Executive Officer, Industri-Matematik's senior management team has extensive business experience in the information technology industry. Ms. Johnstone brings to Industri-Matematik over 12 years of corporate, strategic restructuring and operational management experience with prior senior positions at Aspect Communications, Inc., Evolve Software, Inc., Rightpoint, Inc. and E.piphany, Inc. The individuals in Ms. Johnstone's management team also have substantial management experience in the information technology industry.

     Factors negatively affecting the value of Industri-Matematik

     Increasing competition in the market. The supply chain management software market, which incorporates the order management software market, has seen the entry of larger players from the Enterprise Resource Planning ("ERP") sector, such as SAP AG, JD Edwards & Company and Peoplesoft Inc. These ERP players have significant capital resources to employ in the development, marketing and selling of their products to wide and established customer bases. In many cases, these new entrants have achieved materially greater product penetration and critical mass in product development, sales and marketing. Industri-Matematik's ability to compete in this increasingly crowded market may be constrained by its relative lack of capital resources and critical mass.

     Outdated product architecture. According to management, Industri-Matematik' s products remain based on client-server technology and legacy programming languages, while its competitorsE products are based in Java with web interfaces. Additionally, Industri-Matematik's products are not currently available as an interoperable suite and management informed Broadview that Industri-Matematik's individual products displayed a large amount of dual functionality. These features, combined with high implementation costs, place Industri-Matematik' s solutions at a disadvantage in the marketplace. In order to combat these difficulties, Industri-Matematik will need to invest a substantial amount of capital in order to develop and migrate over to a new generation of products. These resources are not available to Industri-Matematik in the current funding environment.

     Ability to retain key personnel. According to management, Industri-Matematik has already implemented and continues with significant headcount reductions. These reductions are likely to place a strain on its remaining personnel and create instability throughout the company. Industri-Matematik' s future success will depend on the retention of, in particular, its engineering and development staff and on its ability to motivate its employees. An inability to do this, caused by discontent and lack of stability within the workforce, would hamper the its ability to meet its strategic and financial objectives.

     Deteriorating financial performance. Industri-Matematik' s software license revenues (which drive its other revenues) have been consistently declining from fiscal year 1998, when it had software license revenues of $36.1 million to fiscal year 2002, when license revenues were $4.5 million. This deterioration is more marked in the current financial year when, for the quarter ending July 2002, actual software license revenues were $0.28 million, contrasted with budgeted license revenues of $1.0 million. Furthermore, given the difficult market environment, management expects Industri-Matematik' s license revenues in fiscal year 2003 to be flat with or decline from fiscal year 2002. In addition, Industri-Matematik's software license revenues have declined as a percentage of total revenue, from 19.4% in fiscal year 2001 to 8.1% in fiscal year 2002. This shift in revenue mix from license to service revenues has placed pressure on Industri-Matematik's gross margins, for these same periods as they have declined from 43.4% in fiscal year 2001 to 40.1% in fiscal year 2002. This deteriorating financial performance will continue to undermine Industri-Matematik's ability to maintain the confidence of its customers and the market going forward.

     Lack of profitability and lack of capital resources. Due to its deteriorating financial performance and the necessary investment in product development and customer base expansion, Industri-Matematik has a history of significant operating losses. Industri-Matematik experienced losses of $6.6 million in fiscal year 2002 and $4.4 million in the first quarter of fiscal 2003. Furthermore, according to management, Industri-Matematik has a limited backlog for new license sales and has exhausted the majority of its future short-term business prospects. For this reason, Industri-Matematik is not able accurately to predict forward revenues beyond fiscal 2003 and expects further operating losses in the future. Broadview understood from management that Industri-Matematik was financing these losses from its remaining capital resources at a rate of approximately $1 million per month. Accordingly, management informed Broadview that it was in the process of restructuring Industri-Matematik to reduce its cash burn rate in the near term, however, if Industri-Matematik cannot reach cash flow breakeven in the near future, it will further deplete its remaining capital resources. In the short term, this will limit Industri-Matematik' s ability to conduct future operations and adversely impact its public market valuation. In the longer term, management anticipates that, on the basis of its current capital resources and projected capital burn rate following the restructuring, Industri-Matematik could be facing liquidation within 9 months.

     Low equity market capitalization impact on business prospects. As of November 1, 2002, Industri-Matematik's equity market capitalization was approximately $9.6 million. In addition, on September 12, 2002, Industri-Matematik received a notice of NASDAQ's intent to delist its common stock. Consequently, management found that it had to increasingly address questions surrounding Industri-Matematik's viability with potential customers. According to management, Industri-Matematik had recently lost potential sales on the basis of this criterion alone. In the future, questions relating to Industri-Matematik's long-term viability could continue to influence customer decisions, thus adversely impacting its ability to meet its projected revenue and operating targets.

     Low trading volumes and limited analyst coverage. Shares of Industri-Matematik have historically been relatively thinly traded, limiting the liquidity of its shares. The average daily volume for the 6 months before the date of the opinion was approximately 20,750 shares traded and daily volumes were as low as 400 shares traded. In addition, equity analysts ceased publishing research on Industri-Matematik. A lack of up-to-date coverage makes it more difficult for the market to understand the business fundamentals and value drivers of Industri-Matematik. These factors may limit the ability of shareholders to maximize the value of their shares in the public markets.

     Industri-Matematik stock performance analysis.

     For comparative purposes, Broadview examined (i) Industri-Matematik common stock weekly historical volume and trading prices from October 31, 1997 through November 1, 2002; (ii) Industri-Matematik common stock daily historical volume and trading prices from October 31, 2001 through November 1, 2002; and (iii) relative daily closing prices for an index of public companies deemed comparable to Industri-Matematik vs. Industri-Matematik and the NASDAQ Composite from October 31, 2001 through November 1,2002.

     Public company comparables analysis.

     Ratios of a company's common stock share price and Equity Market Capitalization ("EMC"), adjusted for cash and debt when appropriate, to selected historical and projected operating metrics indicate the value public equity markets place on companies in a particular market segment. A select group of companies are comparable to Industri-Matematik based on market focus, financial position, business model and size. Broadview reviewed six public company comparables in the Supply Chain Management Software industry with Trailing Twelve Month ("TTM") revenue less than $100 million, negative annual revenue growth and negative TTM EBIT from a financial point of view, including each company's: TTM Revenue; Projected 4/30/03 Revenue; TTM Gross Profit; Projected 4/30/03 Gross Profit; TTM EBIT; Tangible Book Value; Equity Market Capitalization ("EMC"); Net Cash (defined as cash minus debt); Total Market Capitalization ("TMC" defined as Equity Market Capitalization plus debt minus cash)/TTM Revenue ratio ("TTM TMC/R"); TMC/Projected 4/30/03 Revenue ratio ("Projected 4/30/03 TMC/R"); TMC/TTM Gross Profit ratio ("TTM TMC/Gross Profit"); TMC/Projected 4/30/03 Gross Profit ratio ("Projected 4/30/03 TMC/Gross Profit"); and EMC/Tangible Book Value ratio ("EMC/Tangible Book Value"). The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded information technology, communications and media companies maintained by Broadview and broken down by industry segment.

     In order of descending TTM TMC/R, the public company comparables consisted of:

     1)   Agile Software Corporation;
     2)   The Descartes Systems Group, Inc.;
     3)   Vertex Interactive, Inc.;
     4)   Catalyst International, Inc.;
     5)   EXE Technologies, Inc.; and
     6)   Click Commerce, Inc.;

     These comparables exhibited the following medians and ranges for the applicable multiples:

                                         Median
                                        Multiple          Range of Multiples
                                        --------        ---------------------

TTM TMC/R                                0.24 x         (0.97 x)  --   0.76 x
Projected 4/30/03 TMC/R                  0.28 x         (0.26 x)  --   0.89 x
TTM TMC/Gross Profit                     0.61 x         (1.85 x)  --   1.01 x
Projected 4/30/03 TMC/Gross Profit       0.55 x         (0.55 x)  --   1.31 x
EMC/Tangible Book Value                  0.92 x            NM     --   8.47 x


     These comparable implied the following medians and ranges for per share value:

                                         Median
                                        Implied
                                         Value            Range of Multiples
                                        --------        ---------------------

TTM TMC/R                                0.73 x          ($1.25)  --  $1.58
Projected 4/30/03 TMC/R                  0.74 x          ($0.04)  --  $1.60
TTM TMC/Gross Profit                     0.73 x          ($0.86)  --  $0.99
Projected 4/30/03 TMC/Gross Profit       0.67 x           $0.01   --  $1.13
EMC/Tangible Book Value                  0.34 x            NM     --  $3.14


     Transaction comparables analysis.

     Ratios of Equity Price, adjusted for the seller's cash and debt when appropriate, to selected historical operating metrics indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. A handful of companies involved in recent transactions are comparable to Industri-Matematik based on market focus, financial position, business model and size. Broadview reviewed four comparable merger and acquisition transactions announced from October 31, 2001 through November 1, 2002 involving sellers in the European and North American enterprise application software industry with TTM Revenue below $100 million, negative EBIT and negative TMC, from a financial point of view, including each transaction's:
Adjusted Price (Equity Price plus debt minus cash); Seller TTM Revenue; Seller TTM EBIT; Adjusted Price/TTM Revenue ("P/R") ratio; and Seller TMC. Transactions were selected from Broadview's proprietary database of published and confidential mergers and acquisitions transactions in the information technology, communications and media industries. In order of descending P/R multiple, the transactions used were the acquisition of:

     1)   INTERLINQ Software Corporation by John H. Harland Company;
     2)   Extensity, Inc. by Geac Computer Corporation;
     3)   Clarus Corporation by Epicor Software Corporation; and
     4)   Protagona, Plc by Doubleclick, Inc.;

     These comparables exhibited the following median and range for the applicable multiple:

                                  Median Multiple         Range of Multiples
                                  ---------------       ---------------------

P/R                                    0.24 x             (0.57 x) - 1.29X


     These comparables implied the following median and range for per share value:

                               Median Implied Value       Range of Multiples
                               --------------------     ---------------------

P/R                                    $0.57               ($0.59) - $2.44


     Transaction premiums paid analysis.

     Premiums paid above the seller's stock price indicate the additional value, when compared to public shareholders, strategic and financial acquirers are willing to pay for companies in a particular market segment. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's last reported closing price (on the appropriate exchange) prior to announcement. The seller's stock price one trading day prior to announcement is calculated using the seller's last reported closing price (on the appropriate exchange) prior to announcement. The seller's stock price twenty trading days prior to announcement is calculated using the seller's closing price (on the appropriate exchange) on the first day of that period which: (1) consists of twenty consecutive days during which the appropriate exchange conducts trading activity; and (2) ends on the day of the last reported closing price prior to announcement. Broadview reviewed fifty-two comparable mergers and acquisitions transactions involving North American software vendors from January 1, 2000 to November 1, 2002 with equity consideration between $10 million and $100 million. Transactions were selected from Broadview' s proprietary database of published and confidential mergers and acquisitions transactions in the information technology, communications and media industries. In order of descending premium paid to seller's stock price twenty trading days prior to the date of announcement, the North American software transactions used were the acquisition of:

     1)   Wasatch Interactive Learning Corporation by PLATO Learning, Inc.;
     2)   Credit Management Solutions, Inc. by The First American Corporation;
     3)   Starbase Corporation by Borland Software Corporation;
     4)   Telemate.Net Software, Inc. by Verso Technologies, Inc.;
     5)   INTERLINQ Software Corporation by Harland Financial Solutions, Inc.;
     6)   eshare communications, Inc. by divine, Inc.;
     7)   Liquent, Inc. by Information Holdings, Inc.;
     8)   Applied Terravision Systems, Inc. by Cognicase, Inc.;
     9)   NetGenesis Corporation by SPSS, Inc.;
     10)  Eprise Corporation by divine, Inc.;
     11)  NetSpeak Corporation by Adir Technologies, Inc.;
     12)  DemandStar.com, Inc. by Onvia.com, Inc.;
     13)  Citation Computer Systems, Inc. by Cerner Corporation;
     14)  Crosskeys Systems Corporation by Orchestream Holdings, Plc;
     15)  Exigent International, Inc. by Harris Corporation;
     16)  Fourth Shift Corporation by AremisSoft Corporation;
     17)  Extensity, Inc. by Geac Computer Corporation Limited;
     18)  SignalSoft Corporation by Openwave Systems, Inc.;

     19)  Landmark Systems Corporation by Allen Systems Group, Inc.;
     20)  Continuus Software Corporation by Telelogic AB;
     21)  Micrografx, Inc. by Corel Corporation;
     22)  Diehl Graphsoft, Inc. by Nemetschek Aktiengesellshaft;
     23)  Ezenet Corporation by Cognicase, Inc.;
     24)  Wave Technologies International, Inc. by The Thomson Corporation;
     25)  Interface Systems, Inc. by Tumbleweed Communications Corporation;
     26)  Centrinity, Inc. by Open Text Corporation;
     27)  OptiSystems Solutions, Ltd. by BMC Software, Inc.;
     28)  Inference Corporation by eGain Communications Corporation;
     29)  Mediaplex, Inc. by ValueClick, Inc.;
     30)  Star Data Systems, Inc. by CGI Group, Inc.;
     31)  Concentrex, Inc. by John H. Harland Company;
     32)  Health Systems Design Corporation by Perot Systems Corporation;
     33)  eXcelon Corporation by Progress Software Corporation;
     34)  Infinium Software, Inc. by SSA Global Technologies, Inc.;
     35)  SoftQuad Software, Ltd. by Corel Corporation;
     36)  Vicinity Corporation by Microsoft Corporation;
     37)  Accelio Corporation by Adobe Systems, Inc.;
     38)  InfolnterActive, Inc. by AOL Time Warner, Inc.;
     39)  MessageMedia, Inc. by DoubleClick, Inc.;
     40)  ShowCase Corporation by SPSS, Inc.;
     41)  Eagle Point Software Corporation by JB Acquisitions LLC;
     42)  Microware Systems Corporation by RadiSys Corporation;
     43)  Alysis Technologies, Inc. by Pitney Bowes, Inc.;
     44)  Dynamic Healthcare Technologies, Inc. by Cerner Corporation;
     45)  MGI Software Corporation by Roxio, Inc.;
     46)  Momentum Business Applications, Inc. by PeopleSoft, Inc.;
     47)  Prime Response, Inc. by Chordiant Software, Inc.;
     48)  Open Market, Inc. by divine, Inc.;
     49)  Delano Technology Corporation by divine, Inc.;
     50)  CUseeMe Networks, Inc. by First Virtual Communications, Inc.;
     51)  MedPlus, Inc. by Quest Diagnostics, Inc.; and
     52)  Broadbase Software, Inc. by Kana Communications, Inc.

     These comparables exhibited the following medians and ranges for the applicable premiums (discounts):

                                         Median Premium       Range of Premiums
                                         --------------       -----------------

Premium Paid to Seller's Stock               41.5%             (7.5%) - 243.8%
Price 1 Trading Day Prior to
Announcement

Premium Paid to Seller's Stock               69.2%            (55.1%) - 550.0%
Price 20 Trading Days Prior to
Announcement

     These comparables implied the following medians and ranges for per share value:

                                         Median Premium       Range of Premiums
                                         --------------       -----------------

Premium Paid to Seller's Stock               $0.42              $0.28 - $1.03
Price 1 Trading Day Prior to
Announcement

Premium Paid to Seller's Stock               $0.34              $0.09 - $1.30
Price 20 Trading Days Prior to
Announcement

     Liquidation analysis.

     Broadview considered the remaining per share liquidation value if Industri-Matematik were to cease operations at various points in time in the future. Using Industri-Matematik's balance sheet projections and working with Industri-Matematik management to make recovery and pay-out assumptions, Broadview derived a remaining cash per diluted share figure that would be distributed to Industri-Matematik stockholders in the event of liquidation. Based on these estimates, if Industri-Matematik were to liquidate on November 30, 2002, the per share value would have been ($1.25).

     Consideration of the discounted cash flow valuation methodology.

     While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of the opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for Industri-Matematik, Broadview considered a discounted cash flow analysis inappropriate for valuing Industri-Matematik.

     Taken together, the information and analyses employed by Broadview lead to Broadview's overall opinion that the offer price of $.35 per share is fair, from a financial point of view, to stockholders of Industri-Matematik.

     The summary set forth above does not purport to be a complete description of the opinion of Broadview to the Industri-Matematik board or the financial analyses performed and factors considered by Broadview in connection with its opinion. The preparation of a fairness opinion is a complex analytic process involving the application of subjective business judgment in various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Broadview believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting portions of the above summary, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In arriving at its fairness determination, Broadview did not assign specific weights to any particular analyses.

     In performing its analyses and arriving at its opinion, Broadview utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Broadview to provide its opinion to the Industri-Matematik board as to the fairness, from a financial point of view, of the $.35 per share cash consideration to the stockholders of Industri-Matematik and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Broadview made, and was provided by Industri-Matematik with, numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Industri-Matematik. The assumptions and estimates contained in such analyses, and the ranges of valuations resulting from any particular analysis, are not necessarily indicative of actual historical values or future results, which may be significantly more or less favorable than those suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Industri-Matematik, neither of Industri-Matematik nor Broadview nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

     The type and amount of consideration payable in the offer and merger were determined through negotiations between Industri-Matematik Symphony Technology II-A, L.P. and were approved by the Industri-Matematik board. The decision to enter into the merger agreement was solely that of the Industri-Matematik board. Broadview's opinion and financial analyses were only one of a number of factors taken into consideration by the Industri-Matematik board in its evaluation of the proposed offer and merger and should not be viewed as determinative of the views of the Industri-Matematik board with respect to the merger consideration or the merger.

     Pursuant to the terms of Broadview's engagement, Industri-Matematik has paid $200,000 to Broadview for rendering its opinion.

Purpose and structure of the merger; Reasons for the merger

     The purpose of the merger is for STG OMS Ireland Limited to increase its ownership of Industri-Matematik from approximately 80.5% to 100%. Upon consummation of the merger, Industri-Matematik will become a wholly-owned subsidiary of STG OMS Ireland Limited. The acquisition of the shares was structured as a cash tender offer followed by a cash merger so as to effect a prompt and orderly transfer of ownership of Industri-Matematik from Industri-Matematik's public stockholders to STG OMS Ireland Limited and STG OMS Acquisition Corp., and so as to provide such stockholders with cash for all of their shares.

     Under Delaware law, the approval of the Industri-Matematik board and the affirmative vote of a majority of the votes entitled to be cast by the holders of all the outstanding shares as of the record date are required to approve and adopt the merger agreement. The Industri-Matematik board has approved and adopted the merger agreement and the transactions contemplated thereby, and the only remaining required corporate action of Industri-Matematik is the approval and adoption of the merger agreement by a majority vote of Industri-Matematik stockholders. STG OMS Ireland Limited has agreed to vote all shares it beneficially owns in favor of the approval and adoption of the merger agreement. Because STG OMS Ireland Limited and its affiliates own approximately 80.5% of the outstanding shares as of the record date, the approval and adoption of the merger agreement is assured without the vote of any other stockholder.

Plans for Industri-Matematik after the merger

     Except as otherwise provided herein, it is expected that, initially following the merger, the business and operations of Industri-Matematik will, except as set forth in this information statement, be continued substantially as they are currently being conducted. Symphony Technology II-A, L.P. will continue to evaluate the business and operations of Industri-Matematik before and after the consummation of the merger and will take such actions as it deems appropriate under the circumstances then existing. Symphony Technology II-A, L.P. intends to seek additional information about Industri-Matematik and from time to time, to conduct a comprehensive review of Industri-Matematik's business, operations, capitalization and management with a view to optimizing development of Industri-Matematik's potential.

     In connection with the merger, Symphony Technology II-A, L.P. has reviewed and will continue to review various possible business strategies. Possible changes could include, among other things, changes in Industri-Matematik's business, corporate structure, capitalization and management.

Merger agreement

     The following is a summary of certain provisions of the merger agreement which relate to the merger. This summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is attached hereto as Annex C and is incorporated herein by reference. Stockholders are urged to read the merger agreement in its entirety and to consider it carefully.

     Recommendation

     The Industri-Matematik board has unanimously (i) determined that each of the offer, the merger and the merger agreement is advisable, fair to and in the best interests of Industri-Matematik and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby (including the offer and the merger) and (iii) subject to the terms and conditions of the merger agreement, resolved to recommend that Industri-Matematik's stockholders tender their shares in the offer, and approve and adopt the merger agreement and the merger.

     Appointment of Industri-Matematik directors by STG OMS Ireland Limited

     The merger agreement provides that, upon the purchase of and payment for at least 55% of the issued and outstanding shares of Industri-Matematik pursuant to the offer, STG OMS Ireland Limited will be entitled to designate the number of directors, rounded up to the next whole number, on the Industri-Matematik board that equals the product of the total number of directors on the Industri-Matematik board (giving effect to the election of any additional directors pursuant to this provision) multiplied by the percentage that the number of shares beneficially owned by STG OMS Ireland Limited (including shares accepted for payment) bears to the total number of shares outstanding. In furtherance thereof, Industri-Matematik will take all action necessary to cause STG OMS Ireland Limited's designees to be elected or appointed to the Industri-Matematik board, including, without limitation, increasing the number of directors and seeking and accepting resignations of incumbent directors. However, the merger agreement provides that, prior to the effective time, Industri-Matematik shall maintain two directors on the board who are not officers, designees, shareholders, affiliates, or associates of, or otherwise have material relationships with, STG OMS Ireland Limited or Industri-Matematik.

     Pursuant to these provisions, shortly after STG OMS Acquisition Corp. had purchased shares in the offer which comprise approximately 80.5% of all outstanding shares, all members of the Industri-Matematik board except for Messrs. David L. Anderson and Terje Laugerud resigned, and Messrs. Bryan Taylor, William Chisholm, and Robert Evans were elected as directors of Industri-Matematik.

     The merger

     The merger agreement provides that as promptly as practicable after all conditions to the merger set forth therein have been satisfied or, to the extent permitted thereunder, waived, STG OMS Acquisition Corp. will be merged with and into Industri-Matematik in accordance with Delaware law. As a result of the merger, the separate existence of STG OMS Acquisition Corp. will cease and Industri-Matematik will continue as the surviving corporation.

     Effective time

     The merger shall become effective at such time as the merger agreement is approved by Industri-Matematik stockholders and the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware.

     Merger consideration

     At the effective time, each outstanding share of stock of Industri-Matematik (other than shares held in the treasury of Industri-Matematik, shares owned by STG OMS Ireland Limited and its affiliates or shares as to which appraisal rights have been properly exercised) will be converted, by virtue of the merger and without any action on the part of Industri-Matematik stockholders, into the right to receive $.35 per share in cash, without interest thereon.

     At the effective time, each outstanding stock option under any stock option or compensation plan or arrangement of Industri-Matematik will be cancelled, and Industri-Matematik will pay each holder of any such option at or promptly after the effective time for each such option an amount in cash determined by multiplying (i) the excess, if any, of $.35 per share over the applicable exercise price of such option by (ii) the number of shares such holder could have purchased had such holder exercised such option in full immediately prior to the effective time.

     Surrender of certificates and payment procedures

     As soon as practicable after the effective time, the paying agent will mail to each record holder of an outstanding certificate representing a share immediately prior to the effective time, a letter of transmittal and instructions for use in effecting the surrender of such certificate in exchange for $.35 in cash per share. Upon surrender to the paying agent of a certificate representing a share, together with the letter of transmittal, duly executed, and such other documents as may reasonably be required by the paying agent, the holder of such certificate shall be entitled to receive the merger consideration. Until surrendered in accordance with the foregoing instructions, each certificate representing a share will represent for all purposes only the right to receive $.35 in cash per share. Any merger consideration made available to the paying agent that remains unclaimed by stockholders for one year after the effective time will be delivered to STG OMS Ireland Limited and any Industri-Matematik stockholders who have not theretofore made an exchange must thereafter look to STG OMS Ireland Limited for payment of their claim for merger consideration.

     Transfer of shares

     No transfer of shares will be made on the share transfer books of Industri-Matematik after the effective time. If, at or after the effective time, certificates of shares are presented, they will be canceled and exchanged for the right to receive $.35 in cash per share as provided in "--Surrender of certificates and payment procedures."

     Stockholders meeting

     Pursuant to the merger agreement, Industri-Matematik shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable following the consummation of the offer, for the purpose of voting on the approval and adoption of the merger agreement, unless a vote of Industri-Matematik stockholders is not required by the Delaware General Corporation Law for the consummation of the merger. In connection with such meeting, Industri-Matematik will use its reasonable best efforts to obtain the necessary adoption of the merger agreement by its stockholders.

     Covenants

     The merger agreement contains various customary covenants of the parties thereto. A description of certain of these covenants follows:

     Prior to the effective time and except as permitted by the merger agreement and subject to certain exceptions, Industri-Matematik shall, and shall cause its subsidiaries to, conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees.

     In addition, until the effective time, Industri-Matematik has agreed to certain restrictions on its and its subsidiaries' activities. These include restrictions on:

     o changes to Industri-Matematik's certificate of incorporation or bylaws;

     o mergers or consolidations with any other person or acquisitions of a material amount of stock or assets of any other person;

     o dispositions of any material subsidiary or material amount of assets, securities or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) with the written consent of STG OMS Ireland Limited, which shall not be unreasonably withheld or delayed, the sale, exchange, or disposition of assets of (by means of a disposition of assets, stock, merger or otherwise) of Abalon AB and the assets of Industri-Matematik and/or a subsidiary of Industri-Matematik commonly referred to by Industri-Matematik as IMI Teknik and ESS Trade;

     o (i) taking any action that would result in (x) any of the representations and warranties of Industri-Matematik under the merger agreement that are qualified as to materiality becoming untrue or (y) any representations and warranties that are not so qualified becoming untrue in any material respect or (ii) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; and

     o    any agreement or commitment to do any of the foregoing.

     Industri-Matematik has agreed to promptly notify STG OMS Ireland Limited of
(i) any notice or other communication from a person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by the merger agreement; and (iii) any actions commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Industri-Matematik or any of its subsidiaries that, if pending on the date of the merger agreement, would have been required to have been disclosed in connection with certain of Industri-Matematik's representations and warranties under the merger agreement.

     No solicitation

     In the merger agreement, Industri-Matematik has agreed that none of Industri-Matematik, its subsidiaries or any of their employees or representatives shall, directly or indirectly, (a) solicit, initiate or encourage the submission of any acquisition proposal, (b) enter into or participate in any discussions or negotiations with, furnish any information relating to Industri-Matematik or any of its subsidiaries or afford access to the business, properties, assets, books or records of Industri-Matematik or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, knowingly participate in, or knowingly encourage any effort by any third party that is seeking to make, or has made, an acquisition proposal, (c) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Industri-Matematik or any of its subsidiaries or (d) enter into any agreement with respect to an acquisition proposal. However, the Industri-Matematik board, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any third party that has made a bona fide acquisition proposal that the Industri-Matematik board reasonably believes will lead to a superior proposal,
(ii) furnish to such third party nonpublic information relating to Industri-Matematik or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to Industri-Matematik than those contained in the confidentiality agreement between Symphony Technology II-A, L.P. and Industri-Matematik, (iii) following receipt of such acquisition proposal, fail to make, withdraw, or modify in a manner adverse to STG OMS Ireland Limited its recommendation to its stockholders and/or (iv) take any non-appealable, final action that any court of competent jurisdiction orders Industri-Matematik to take, but in each case referred to in the forgoing clauses
(i) through (iii) only if the Industri-Matematik board determines in good faith by a majority vote, after consultation with Tannenbaum Dubin and Robinson, LLP, outside legal counsel to Industri-Matematik, and Broadview that such action is consistent with its fiduciary duties under applicable law.

     The term "acquisition proposal" means, other than the transactions contemplated by the merger agreement, any third party offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of Industri-Matematik and its subsidiaries or over 20% of any class of equity or voting securities of Industri-Matematik or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of Industri-Matematik, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any third party beneficially owning 20% or more of any class of equity or voting securities of Industri-Matematik or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of Industri-Matematik, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Industri-Matematik or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of Industri-Matematik or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the offer or merger or that could reasonably be expected to dilute materially the benefits to STG OMS Ireland Limited of the transactions contemplated by the merger agreement.

     The term "superior proposal" means any bona fide, unsolicited written acquisition proposal for at least a majority of the outstanding shares of Industri-Matematik (excluding certain restricted stock of Industri-Matematik), on terms that the Industri-Matematik board determines in good faith by a majority vote, after considering the advice of Broadview or another financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the acquisition proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to Industri-Matematik's stockholders than as provided under the merger agreement and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Industri-Matematik board.

     The Industri-Matematik board shall not take any of the actions referred to in clauses (i) through (iii) in the paragraph titled "No solicitation" above unless Industri-Matematik shall have delivered to STG OMS Ireland Limited a prior written notice advising STG OMS Ireland Limited that it intends to take such action, and Industri-Matematik shall continue to advise STG OMS Ireland Limited after taking such action. Industri-Matematik shall notify STG OMS Ireland Limited promptly (but in no event later than 24 hours) after receipt by Industri-Matematik (or any of its advisors) of any acquisition proposal or any indication of interest in making an acquisition proposal and will keep STG OMS Ireland Limited fully informed of the status and material details of such acquisition proposal.

     Conditions to the merger

     The obligations of each of STG OMS Ireland Limited, STG OMS Acquisition Corp. and Industri-Matematik to consummate the merger are subject to the satisfaction or waiver at or before the effective time of certain conditions, including the conditions that: (i) if required by applicable law, the merger agreement has been approved and adopted by the stockholders of Industri-Matematik; (ii) no statute, rule, order, regulation, ruling or injunction of any U.S. or foreign governmental entity shall prohibit the consummation of the merger or otherwise materially restrict ownership or operation of the business of Industri-Matematik and all foreign or domestic consents and approvals required for consummation of the merger and the other transactions contemplated by the merger agreement have been obtained; and (iii) STG OMS Acquisition Corp. has purchased the Industri-Matematik shares pursuant to the offer. As STG OMS Acquisition Corp. has purchased shares in the offer, the condition in clause (iii) has been satisfied.

     In addition, the obligations of STG OMS Ireland Limited and STG OMS Acquisition Corp. to consummate the merger are subject to the satisfaction of the following further condition: Industri-Matematik shall have performed or complied with all agreements and covenants required to be performed by it under the merger agreement at or prior to the effective time that are qualified as to a company material adverse effect (as defined in the merger agreement) and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under the merger agreement at or prior to the effective time that are not so qualified, and STG OMS Ireland Limited shall have received a certificate of the chief executive officer and the chief financial officer of Industri-Matematik to such effect.

     Termination

     The merger agreement may be terminated and the merger may be abandoned at any time before the effective time (notwithstanding any approval of the merger agreement by the stockholders of Industri-Matematik):

     o by mutual written agreement of Industri-Matematik and STG OMS Ireland Limited; or

     o by either Industri-Matematik or STG OMS Ireland Limited, if there is any law or regulation that makes consummation of the merger illegal or otherwise prohibited or any final and non-appealable judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Industri-Matematik or STG OMS Ireland Limited from consummating the merger.

     Fees and expenses

     Except as discussed below, the merger agreement provides that all costs and expenses incurred in connection with the transactions contemplated by the merger agreement shall be paid by the party incurring such costs and expenses.

     Industri-Matematik has agreed that if the merger agreement is terminated (other than as a result of the failure of STG OMS Ireland Limited or STG OMS Acquisition Corp. to fulfill their obligations under the merger agreement) Industri-Matematik shall (i) pay to STG OMS Ireland Limited a fee of $225,000, no later than two business days after such termination, and (ii) reimburse STG OMS Ireland Limited and its affiliates for 100% of their reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) up to $500,000 actually incurred by any of them in connection with the merger agreement and the transactions contemplated thereby, including up to $100,000 for the arrangement of, obtaining the commitment to provide or obtaining any financing for such transactions, no later than two business days after evidence of such reasonable out-of-pocket fees and expenses shall have been provided to Industri-Matematik.

     In addition, the merger agreement provides that, if the merger agreement is terminated as set forth in the foregoing paragraph and thereafter an event (as defined below) occurs within 9 months of such termination, Industri-Matematik shall (i) pay to STG OMS Ireland Limited a fee of $225,000, no later than two business days after the occurrence of such event, and (ii) reimburse STG OMS Ireland Limited and its affiliates for 100% of their reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) up to $1,000,000, less any amount paid pursuant to the preceding paragraph, actually incurred by any of them in connection with the merger agreement and the transactions contemplated thereby, including up to $100,000 for the arrangement of, obtaining the commitment to provide or obtaining any financing for such transactions, no later than two business days after evidence of such reasonable out-of-pocket fees and expenses shall have been provided to Industri-Matematik.

     The term "event" means any of the following events whereby stockholders of Industri-Matematik receive, pursuant to any such event, cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of Industri-Matematik or its subsidiaries otherwise held by such stockholders after such event, in excess of $.35 per share: (a) Industri-Matematik merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a third party, (b) a third party, directly or indirectly, acquires more than 50% of the total assets of Industri-Matematik and its subsidiaries, taken as a whole, (c) a third party, directly or indirectly, acquires more than 50% of the outstanding shares of Industri-Matematik; or (D) Industri-Matematik adopts or implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding shares of Industri-Matematik or an extraordinary dividend relating to more than 50% of the outstanding shares of Industri-Matematik or 50% of the assets of Industri-Matematik and its subsidiaries, taken as a whole.

     Amendment and waivers

     Any provision of the merger agreement may be amended or waived before the effective time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of the merger agreement by the stockholders of Industri-Matematik and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the shares.

     Letter dated November 2, 2002 between Industri-Matematik, Symphony Technology II-A, L.P. and Dr. Romesh Wadhwani

     By a letter dated November 2, 2002 between Industri-Matematik, Symphony Technology II-A, L.P. and Dr. Romesh Wadhwani, Dr. Wadhwani has agreed to provide $11.5 million to Symphony Technology II-A, L.P. to be used for funding the offer and the merger so long as the merger agreement is in effect. Dr. Wadhwani is the Chief Executive Officer and Managing Director of Symphony Technology II GP, LLC, the sole general partner of

Symphony Technology II-A, L.P. The letter further provides that if the transactions contemplated by the merger agreement are not consummated as a result of a breach by STG OMS Ireland Limited or STG OMS Acquisition Corp. of each of its obligations under the merger agreement, Symphony Technology II-A, L.P. shall pay $1,000,000 as liquidated damages in lieu of any other remedy of Industri-Matematik under the Agreement.

Quotation of Industri-Matematik shares following the merger

     Following the merger, the holders of shares (other than STG OMS Ireland Limited and its affiliates) will cease to participate in future earnings or growth, if any, of Industri-Matematik or benefit from any increases, if any, in the value of Industri-Matematik, and they no longer will bear the risk of any decreases in the value of Industri-Matematik. Effective on November 22, 2002, the shares of Industri-Matematik were delisted from the Nasdaq National Market and transferred to the Nasdaq SmallCap Market. On December 12, 2002, Industri-Matematik submitted a letter to withdraw the listing of its shares from the Nasdaq SmallCap Market effective as of December 16, 2002. Currently, the shares of Industri-Matematik are available for quotation on the OTC Bulletin Board. Because Industri-Matematik's shares will be canceled as a result of the merger, the shares will not be available for quotation on the OTC Bulletin Board after the merger.

     The shares are currently registered under the Exchange Act. Registration of the shares under the Exchange Act will be terminated and Industri-Matematik will be relieved of the obligation to comply with the public reporting requirements of the Exchange Act, including the obligation to comply with the proxy rules of Regulation 14A and 14C under the Exchange Act.

Regulatory approvals

     Symphony Technology II-A, L.P. and STG OMS Ireland Limited filed the required notification under the Merger and Take-Overs (Control) Act, 1978-1996 of Ireland with respect to the offer and the merger with the Irish Minister for Enterprise, Trade and Employment on November 14, 2002. On November 19, 2002, the Irish Minister indicated that the offer and the merger are not a notifiable transaction under the Merger and Take-Overs (Control) Act.

     We believe that there are no other material regulatory or governmental approvals required in order for the merger to be consummated.

Financing of the merger

     The total amount of funds required by STG OMS Ireland Limited and STG OMS Acquisition Corp. to consummate the merger and to pay related fees and expenses is expected to be approximately $2.2 million. The merger is not conditioned on STG OMS Ireland Limited obtaining financing. Symphony Technology II-A, L.P. will provide STG OMS Ireland Limited with sufficient funds to complete the proposed merger. Dr. Wadhwani provided the $2.2 million to Symphony Technology II-A, L.P. in his capacity as limited partner of Symphony Technology II-A, L.P. and pursuant to a capital call by Symphony Technology II-A, L.P. Dr. Wadhwani is the Chief Executive Officer and Managing Director of Symphony Technology II GP, LLC, the sole general partner of Symphony Technology II-A, L.P. A portion of Dr. Wadhwani's equity contribution may be refinanced at or following the closing of the merger through outside sources. If such a refinancing occurs, a portion of the funds contributed by Dr. Wadhwani may be repaid to Dr. Wadhwani.


                   Interests of Certain Persons in the Merger

     Certain members of Industri-Matematik management and the Industri-Matematik board have certain interests in the merger that are described below that are in addition to their interests as stockholders generally. The Industri-Matematik board took these interests into account in approving and adopting the merger agreement and the transactions contemplated thereby.

     Directors' and officers' indemnification and insurance

     The merger agreement provides that for six years after the effective time, STG OMS Ireland Limited shall cause Industri-Matematik to (i) indemnify and hold harmless the present and former officers and directors of Industri-Matematik in respect of acts or omissions (including acts or omissions in connection with the merger agreement) occurring at or prior to the effective time to the fullest extent permitted by law or provided under Industri-Matematik's certificate of incorporation and bylaws in effect on the date of the merger agreement and (ii) provide officers' and directors' liability insurance, to the extent such insurance can be obtained by Industri-Matematik using its reasonable best efforts, in respect of acts or omissions occurring before the effective time covering each such person currently covered by Industri-Matematik's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement, provided that STG OMS Ireland Limited will not be obligated to pay premiums in excess of an aggregate amount of $750,000, and provided further that at the effective time, Industri-Matematik shall deposit $300,000 with an escrow agent reasonably acceptable to STG OMS Ireland Limited pursuant to terms and conditions of an escrow agreement reasonably acceptable to STG OMS Ireland Limited, which $300,000 shall be used by Industri-Matematik solely to provide for such officers' and directors' liability insurance in accordance with the obligations of Industri-Matematik under this provision of the merger agreement and as agreed to by Susan Salvesen, the Chief Financial Officer of Industri-Matematik.

     The merger agreement further provides that the certificate of incorporation and bylaws of Industri-Matematik shall include provisions for exculpation of director and officer liability and indemnification on the same basis as set forth in Industri-Matematik's certificate of incorporation and bylaws in effect on November 3, 2002. For six years after the effective time, Industri-Matematik shall maintain in effect the provisions in its certificate of incorporation and bylaws providing for indemnification of the present and former officers and directors of Industri-Matematik, with respect to the facts or circumstances occurring at or prior to the effective time, to the fullest extent permitted from time to time under the Delaware General Corporation Law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by applicable law that would enlarge the scope of the indemnification rights of the present and former officers and directors of Industri-Matematik.


              Certain United States Federal Income Tax Consequences

     The receipt of cash for shares pursuant to the merger will be taxable for U.S. federal income tax purposes and may also be taxable under applicable state, local and other tax laws. In general, a stockholder that receives cash in exchange for shares in connection with the merger will recognize gain or loss equal to the difference between the stockholder's tax basis in its shares and the amount of cash received in exchange therefor. Such gain or loss will be capital gain or loss if the stockholder holds the shares as capital assets and will be long-term gain or loss if the stockholder's holding period for the shares is more than one year as of the effective date of the merger.

     A stockholder that receives cash for shares may be subject to backup withholding unless the stockholder provides its taxpayer identification number and certifies that such number is correct or properly certifies that it is awaiting a taxpayer identification number, or unless an exemption applies. A stockholder who does not furnish its taxpayer identification number may be subject to a penalty imposed by the Internal Revenue Service.

     If backup withholding applies to a stockholder, the paying agent will be required to withhold 30% (or such other rate specified by the Internal Revenue Code of 1986, as amended) from payments to such stockholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding and may entitle such person to a refund, provided that the required information is given to the Internal Revenue Service.

     The foregoing discussion may not apply to a stockholder that acquired its shares pursuant to the exercise of stock options or other compensation arrangements with Industri-Matematik, a stockholder that is not a citizen or resident of the United States or a stockholder that is otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended.

     The federal income tax discussion set forth above is included for general information only and is based upon present law. Due to the individual nature of tax consequences, stockholders are urged to consult their own tax advisor as to the specific tax consequences to them of the merger, including the effects of applicable state, local or other tax laws.


                                Appraisal Rights

     Stockholders of Industri-Matematik are entitled to appraisal rights under
Section 262 of the General Corporation Law of the State of Delaware as to shares owned by them. Set forth below is a summary description of Section 262. Section 262 is reprinted in its entirety as Annex B to this information statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares as to which appraisal rights are asserted. A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     For more detail regarding appraisal rights, see Annex B. This summary and Annex B should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so because failure to comply strictly with the procedures set forth herein and therein will result in the loss of appraisal rights.

     In accordance with Section 262, any stockholder may, before the vote at the special meeting upon the proposal to approve and adopt the merger agreement, demand in writing from Industri-Matematik the appraisal of the fair value of such stockholder's shares. Such demand must reasonably inform Industri-Matematik of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. In order to be entitled to appraisal rights with respect to any shares, a stockholder must be the record holder of such shares on the date of such demand, must continuously hold such shares through the effective time, must properly demand an appraisal as described in this paragraph and the following paragraphs, and must not vote in favor of the proposal to approve and adopt the merger agreement. Any stockholder (other than a record owner who is acting as a nominee holder for different beneficial owners) seeking to exercise appraisal rights for a portion, but not all, of such stockholder's shares should consult with legal counsel before taking any such action. Industri-Matematik believes that Delaware law has not clearly addressed the ability of such a stockholder to exercise appraisal rights with respect to a portion, but not all, of such stockholder's shares. Should a stockholder (other than a record owner who is acting as a nominee holder for different beneficial owners) seek to exercise appraisal rights with respect to a portion, but not all, of such stockholder's shares, Industri-Matematik presently intends to assert that by doing so such stockholder has waived such stockholder's appraisal rights. Stockholders should be aware that a Delaware court may find that such stockholder has so waived such stockholder's appraisal rights. A stockholder who elects to exercise appraisal rights must mail or deliver such stockholder's written demand to the Chief Executive Officer of Industri-Matematik at 901 Market Street, Suite 475, Wilmington, Delaware 19801. A vote against the merger or a failure to vote for the merger would not by itself constitute sufficient notice of a stockholder's election to exercise appraisal rights.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing such stockholder's shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

     A record owner, such as a broker, who holds shares as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights.

     Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares formerly owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors.

     Stockholders considering seeking appraisal should note that the "fair value" of their shares determined under Section 262 could be more than, the same as or less than $.35 per share, and that opinions of investment banking firms as to fairness, from a financial point of view, are not opinions as to fair value under Section 262. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

     From and after the effective time, no stockholder who has duly demanded appraisal in compliance with Section 262 will be entitled to vote for any purpose the shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time.

     At any time within 60 days after the effective time, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered in the merger agreement; after this period, a stockholder may withdraw such stockholder's demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the effective time, stockholders' rights to appraisal shall cease, and all stockholders who had previously demanded appraisal shall thereafter be entitled to receive $.35 per share, in cash, without interest thereon, upon valid surrender of the certificates that formerly represented their shares. Inasmuch as Industri-Matematik has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.


        Certain Information Concerning Industri-Matematik and The Shares

General

     Industri-Matematik is a Delaware corporation incorporated in 1995, with principal executive offices at 901 Market Street - Suite 475, Wilmington, Delaware, 19801. The telephone number of Industri-Matematik's principal executive offices is (302) 777-1608.

     Industri-Matematik develops, markets, and supports client/server and Internet architectured application software that enables manufacturers, distributors, wholesalers, retailers, logistics service providers, and e-businesses to more effectively manage their supply chains and their customer relationships. Supply chain management encompasses the execution of multiple customer-focused order fulfillment processes, including order management, pricing and promotion, handling, sourcing, warehouse management, transportation management, service management, customer relationship management, and replenishment planning and coordination. Industri-Matematik's software products monitor and manage events beyond the physical limitations of the enterprise. Industri-Matematik's software products are designed to meet the complex fulfillment and customer service needs of distribution-intensive businesses. These products allow customers to leverage the value of their existing enterprise systems by integrating with legacy, new client/server, and new Internet based manufacturing, advanced planning, and financial management systems. Industri-Matematik has a professional services organization and relationships with third-party technology vendors and system integrators that configure solutions for clients.

Price range of shares; Dividends

     The shares were listed and principally traded on the Nasdaq National Market under the symbol "IMIC." Effective on November 22, 2002, the shares of Industri-Matematik were delisted from the Nasdaq National Market and transferred to the Nasdaq SmallCap Market. On December 12, 2002, Industri-Matematik submitted a letter to withdraw the listing of its shares from the Nasdaq SmallCap Market effective as of December 16, 2002. Currently, the shares of Industri-Matematik are available for quotation on the OTC Bulletin Board under the symbol "IMIC."

     The following table sets forth for the calendar periods indicated the high and low sales prices per share on the Nasdaq National Market and the Nasdaq SmallCap Market, as applicable, for the time period until December 13, 2002, and starting December 16, 2002, the high and low bid information per share on the OTC Bulletin Board, as reported in published financial sources. The over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily reflect actual transactions.

                                                         High            Low
                                                        -------        -------
2000
   Fourth Quarter (beginning September 30, 2000) ...    $5.3750        $1.5625

2001
   First Quarter ...................................     2.9375         1.1875
   Second Quarter ..................................     1.9200         0.6875
   Third Quarter ...................................     1.8600         0.5500
   Fourth Quarter ..................................     1.2100         0.6100

2002
   First Quarter ...................................     1.4000         0.9000
   Second Quarter ..................................     1.1000         0.4500
   Third Quarter ...................................     0.8500         0.1600
   Fourth Quarter (through December [  ], 2002) ....      [*]             [*]

     Industri-Matematik has never declared any dividends with respect to the shares during the period that it has been a public company. Pursuant to the merger agreement, Industri-Matematik is not permitted to effect any dividends with respect to the shares. STG OMS Ireland Limited currently intends that no further dividends will be declared on the shares before the acquisition of the entire equity interest in Industri-Matematik.

     On November 1, 2002, the last full trading day before the announcement of the offer and the possible merger, the reported closing sales price per share on the Nasdaq National Market was $.30. On December [ ], 2002, the last reported sale price per share on the OTC Bulletin Board was $.[ ].


             Certain Information Concerning STG OMS Ireland Limited,
                STG OMS Acquisition Corp. and Affiliated Persons

     STG OMS Acquisition Corp. is a Delaware corporation incorporated on October 24, 2002, with principal executive offices at 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of its principal executive offices is (650) 935-9500. To date, STG OMS Acquisition Corp. has engaged in no activities other than those incident to its formation, the execution and delivery of the merger agreement, the commencement of, and purchase of the shares pursuant to, the offer, and the other transactions contemplated by the merger agreement. STG OMS Acquisition Corp. is a wholly owned subsidiary of STG OMS Ireland Limited, which is wholly owned by Symphony Technology II-A, L.P.

     STG OMS Ireland Limited is a private limited company incorporated under the laws of Ireland on November 8, 2002, with principal executive offices at 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of STG OMS Ireland Limited's principal executive offices is (650) 935-9500. To date, STG OMS Ireland Limited has engaged in no activities other than those incident to its formation and the transactions contemplated by the merger agreement. STG OMS Ireland Limited is a wholly owned subsidiary of Symphony Technology II-A, L.P.

     Symphony Technology II-A, L.P. owns 100% of STG OMS Ireland Limited. Symphony Technology II-A, L.P. is a Delaware limited partnership which makes investments for long term appreciation. Its principal executive offices are at 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of Symphony Technology II-A, L.P.'s principal executive offices is (650) 935-9500. Symphony Technology II GP, LLC is the sole general partner of Symphony Technology II-A, L.P.

     STG is an exempted company incorporated with limited liability in the Cayman Islands on October 23, 2002, with principal executive offices at 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of STG's principal executive offices is (650) 935-9500. To date, STG has engaged in no activities other than those incident to its formation, the execution and delivery of the merger agreement and the assignment of all its rights and obligations under the merger agreement to STG OMS Ireland Limited. STG is a wholly owned subsidiary of Symphony Technology II-A, L.P.

     Symphony Technology II GP, LLC is a Delaware limited liability company with principal executive offices at 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of Symphony Technology II GP, LLC's principal executive offices is (650) 935-9500. Symphony Technology II GP, LLC makes all of the investment decisions on behalf of Symphony Technology II-A, L.P.

     Dr. Romesh Wadhwani is the Chief Executive Officer and Managing Director of Symphony Technology II GP, LLC and either has sole authority and discretion to manage and conduct the affairs of Symphony Technology II GP, LLC or has veto power over the management and conduct of Symphony Technology II GP, LLC. The business address of Dr. Wadhwani is 4015 Miranda Avenue, 2nd Floor, Palo Alto, California, 94304. The telephone number of Dr. Wadhwani is (650) 935-9500.


          Stock Ownership of Certain Beneficial Owners and Management

     The following table contains information regarding the ownership of the common stock of Industri-Matematik as of December [ ], 2002, by each director of Industri-Matematik, each of the current named executive officers (as defined in the Securities Act of 1933) of Industri-Matematik, and all current directors and executive officers of Industri-Matematik as a group:

                                  Shares Beneficially Owned
                                  -------------------------
                                                    Percent of
Name of Beneficial Owner    Number of Shares   Outstanding Shares(1)
------------------------    ----------------   ------------------
David L. Anderson ........     15,000(2)                *
William Chisholm .........         --                  --
Stephen J. D'Angelo ......    382,890(3)              1.2
Stig G. Durlow ...........    144,167(4)                *
Robert Evans .............         --                  --
Lin Johnstone ............         --                  --
Terje Laugerud ...........     30,000(5)                *
Susan Salvesen ...........         --                  --
Bryan Taylor .............         --                  --

All executive officers
and directors as a group .    427,890(6)              1.3
(9 persons)

---------
     * Less than 1%.

(1) Beneficial ownership is based on 31,966,883 outstanding shares of common stock as of December [ ], 2002. In computing the number of shares outstanding, beneficially owned, and the percentage beneficially owned by a person and by all executive officers and directors as a group, shares of common stock which may be acquired presently or within the next 60 days by exercise of options, conversion, or otherwise are included.

(2) Includes 15,000 shares subject to options exercisable currently or within the next 60 days.

(3) Includes 325,000 shares subject to options exercisable currently or within the next 60 days.

(4) Includes 144,167 shares subject to options exercisable currently or within the next 60 days.

(5) Includes 30,000 shares subject to options exercisable currently or within the next 60 days.

(6) Includes 370,000 shares subject to options exercisable currently or within the next 60 days.

     Industri-Matematik knows of no beneficial owner of more than 5% of its outstanding common stock as of December [ ], 2002, except as follows:

                                      Shares Beneficially Owned
                                      -------------------------
                                                        Percent of
                                Number of Shares   Outstanding Shares(1)
                                ----------------   ------------------
STG OMS Ireland Limited(2) ....     25,739,620             80.5%
4015 Miranda Avenue, 2nd Floor
Palo Alto, CA 94304

---------
(1) Applicable percentage ownership for the stockholder is based on 31,966,883 shares of common stock outstanding as of December [ ], 2002.

(2) These shares are owned directly by STG OMS Acquisition Corp., and indirectly by STG OMS Ireland Limited as the sole stockholder of STG OMS Acquisition Corp., Symphony Technology II-A, L.P. as the sole stockholder of STG OMS Ireland Limited and Symphony Technology II GP, LLC as the sole general partner of Symphony Technology II-A, L.P. These shares may be deemed to be owned beneficially by Dr. Romesh Wadhwani as Chief Executive Officer and Managing Director of Symphony Technoloy II GP, LLC.

                      Additional and Available Information

     All documents filed by Industri-Matematik pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act after the date of this information statement and prior to the date of the special meeting shall be deemed to be incorporated by reference into this information statement and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

     Industri-Matematik is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Industri-Matematik's filings are also available to the public free of charge on the SEC's internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF INDUSTRI-MATEMATIK, STG OMS IRELAND LIMITED, STG OMS ACQUISITION CORP. OR ANY AFFILIATES OF STG OMS IRELAND LIMITED NOT CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.


                                  Other Matters

     We do not intend to hold a 2003 annual meeting prior to the scheduled consummation of the merger. If the merger is not consummated and we do hold a 2003 annual meeting, we will notify you of such meeting, including the date by which stockholder proposals must be received at Industri-Matematik's executive offices in order to be considered for inclusion in the proxy materials relating to such meeting.

     We do not intend to bring any other matters before the special meeting, and are not aware of any other matters that are expected to be brought properly before the special meeting.

                                                                        ANNEX A


                    [Broadview International LLC Letterhead]


November 2, 2002

CONFIDENTIAL

Board of Directors
Industri-Matematik International Corporation
Stadsgarden 10 / Box 150 44
SE-104 65, Stockholm
SWEDEN

Dear Members of the Board:

     We understand that Industri-Matematik International Corporation ("IMI" or the "Company"), STG ("Symphony", "STG" or the "Parent") and STG OMS Acquisitions Corporation (the "Merger Subsidiary"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Parent will cause the Merger Subsidiary to make a tender offer (the "Offer") to purchase all of the issued and outstanding shares of common stock of the Company ("Company Common Stock") at a price per share of $0.35 (the "Offer Price") in cash and subsequently merge with and into the Company (the "Merger"). Pursuant to the Merger, each issued and outstanding share of Company Common Stock not acquired in the Offer will be converted into the right to receive the highest per share cash consideration paid pursuant to the Offer. The terms and conditions of the above-described Offer and Merger (together, the "Transaction") are more fully detailed in the Agreement.

     You have requested our opinion as to whether the Offer Price is fair, from a financial point of view, to holders of Company Common Stock.

     Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications and media mergers and acquisitions for comparative purposes. We are currently engaged to deliver a fairness opinion to IMI's Board of Directors and will receive a fee from IMI upon the delivery of this opinion.

     In rendering our opinion, we have, among other things:

     1.) reviewed the terms of the Agreement in the form of the draft dated November 1, 2002, furnished to us by the Company's counsel on November 1, 2002 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

     2.) reviewed IMI's annual report on Form 10-K and Form 10-K/A for the fiscal year ended April 30, 2002, including the audited financial statements included therein and IMI's quarterly report on Form 10-Q for the period ended July 31, 2002, including, the unaudited financial statements included therein;

     3.) reviewed certain internal financial projections for IMI, including quarterly projections through April 30, 2003, prepared and provided to us by IMI management;

     4.) reviewed the Company's press release dated October 10, 2002, related to the planned restructuring, and discussed with IMI management its impact on the cash position of the Company;

     5.) participated in discussions with IMI management concerning the operations, business strategy, financial performance and prospects for IMI;

     6.) discussed with IMI management its view of the strategic rationale for the Transaction;

     7.) reviewed the reported closing prices and trading activity for Company Common stock;

     8.) compared certain aspects of the financial performance of IMI with public companies we deemed comparable;

     9.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction;

     10.) reviewed a liquidation analysis for the Company, prepared with Company management; and

     11.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by IMI. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of IMI as to the future performance of IMI and the amount that would be available to be distributed to shareholders upon a liquidation of the Company. We have neither made nor obtained an independent appraisal or valuation of any IMI assets.

     We have also assumed, with your permission, that Parent will have sufficient funds to consummate the Transaction, as represented under Section
6.07 of the Agreement, as described in the letter from SYMPHONY TECHNOLOGY II-A, L.P., and Romesh Wadhwani to be given at the date of the Agreement, a draft of which we have seen (dated October 31, 2002, provided to us on November 1, 2002), or otherwise.

     Based upon and subject to the foregoing and the limitations and assumptions below, we are of the opinion that the Offer Price is fair, from a financial point of view, to holders of Company Common Stock.

     For purposes of this opinion, we have assumed that IMI is not currently involved in any material transactions other than the Transaction, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion.

     This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of IMI in connection with its consideration of the Transaction and does not constitute a recommendation to any IMI shareholder as to whether such shareholder should tender his/her shares in the Offer or as to how such shareholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Solicitation/Recommendation Statement on Schedule 14D-9 and, if required, the Proxy Statement, in each case to be distributed to IMI shareholders in connection with the Transaction.

                                               Sincerely,

                                               Broadview International LLC

                                                                        ANNEX B


Delaware Law


                                    ANNEX B

                     SECTION 262 OF THE GENERAL CORPORATION

                          LAW OF THE STATE OF DELAWARE


     SECTION 262--Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to secs. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the date next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period of delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 82, L.'01, eff. 7-1-01).

                                                                        ANNEX C



                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                November 3, 2002

                                     among

                               INDUSTRI-MATEMATIK
                              INTERNATIONAL CORP.

                                      STG

                                      and

                           STG OMS ACQUISITION CORP.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   ARTICLE 1
                                  DEFINITIONS

Section 1.01.  Definitions...................................................C-1

                                   ARTICLE 2
                                   THE OFFER

Section 2.01.  The Offer.....................................................C-6
Section 2.02.  Company Action................................................C-7
Section 2.03.  Directors.....................................................C-8

                                   ARTICLE 3
                                   THE MERGER

Section 3.01.  The Merger...................................................C-10
Section 3.02.  Conversion of Shares.........................................C-10
Section 3.03.  Surrender and Payment........................................C-11
Section 3.04.  Dissenting Shares............................................C-12
Section 3.05.  Stock Options................................................C-13
Section 3.06.  Adjustments..................................................C-13
Section 3.07.  Withholding Rights...........................................C-13
Section 3.08.  Lost Certificates............................................C-13

                                   ARTICLE 4
                           THE SURVIVING CORPORATION

Section 4.01.  Certificate of Incorporation.................................C-14
Section 4.02.  Bylaws.......................................................C-14
Section 4.03.  Directors and Officers.......................................C-14
Section 4.04.  Charter And Bylaws Provisions................................C-14

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.01.  Corporate Existence and Power................................C-14
Section 5.02.  Corporate Authorization......................................C-15
Section 5.03.  Governmental Authorization...................................C-15
Section 5.04.  Non-contravention............................................C-15
Section 5.05.  Capitalization...............................................C-16
Section 5.06.  Subsidiaries.................................................C-17


                                      (i)

Section 5.07.  SEC Filings..................................................C-17
Section 5.08.  Financial Statements.........................................C-18
Section 5.09.  Disclosure Documents.........................................C-18
Section 5.10.  Absence of Certain Changes...................................C-19
Section 5.11.  No Undisclosed Material Liabilities..........................C-21
Section 5.12.  Compliance with Laws and Court Orders........................C-22
Section 5.13.  Litigation...................................................C-22
Section 5.14.  Finders' Fees................................................C-22
Section 5.15.  Taxes........................................................C-22
Section 5.16.  Employee Benefit Plans.......................................C-24
Section 5.17.  Environmental Matters........................................C-26
Section 5.18.  Antitakeover Statutes and Rights Agreement...................C-27
Section 5.19.  Intellectual Property........................................C-27

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

Section 6.01.  Corporate Existence and Power................................C-29
Section 6.02.  Corporate Authorization......................................C-30
Section 6.03.  Governmental Authorization...................................C-30
Section 6.04.  Non-contravention............................................C-30
Section 6.05.  Disclosure Documents.........................................C-30
Section 6.06.  Finders' Fees................................................C-31
Section 6.07.  Financing....................................................C-31
Section 6.08.  Activities In The Netherlands................................C-31

                                   ARTICLE 7
                            COVENANTS OF THE COMPANY

Section 7.01.  Conduct of the Company.......................................C-32
Section 7.02.  Stockholder Meeting; Proxy Material..........................C-32
Section 7.03.  Access to Information........................................C-33
Section 7.04.  No Solicitation; Other Offers................................C-33
Section 7.05.  Notices of Certain Events....................................C-35
Section 7.06.  FIRPTA Certificate...........................................C-35
Section 7.07.  Employment Related Obligations...............................C-35

                                   ARTICLE 8
                              COVENANTS OF PARENT

Section 8.01.  Obligations of Merger Subsidiary.............................C-36
Section 8.02.  Voting of Shares.............................................C-36
Section 8.03.  Director and Officer Liability...............................C-36


                                     (ii)

                                   ARTICLE 9
                      COVENANTS OF PARENT AND THE COMPANY

Section 9.01.  Best Efforts.................................................C-38
Section 9.02.  Certain Filings..............................................C-38
Section 9.03.  Public Announcements.........................................C-38
Section 9.04.  Further Assurances...........................................C-39
Section 9.05.  Merger Without Meeting of Stockholders.......................C-39

                                   ARTICLE 10
                            CONDITIONS TO THE MERGER

Section 10.01.  Conditions to Obligations of Each Party.....................C-39
Section 10.02.  Conditions to the Obligations of Parent and Merger
                Subsidiary..................................................C-40

                                   ARTICLE 11
                                  TERMINATION

Section 11.01.  Termination.................................................C-40
Section 11.02.  Effect of Termination.......................................C-41

                                   ARTICLE 12
                                 MISCELLANEOUS

Section 12.01.  Notices.....................................................C-42
Section 12.02.  Survival of Representations and Warranties..................C-43
Section 12.03.  Amendments; No Waivers......................................C-43
Section 12.04.  Expenses....................................................C-43
Section 12.05.  Binding Effect; Benefit; Assignment.........................C-45
Section 12.06.  Governing Law...............................................C-45
Section 12.07.  Jurisdiction................................................C-45
Section 12.08.  WAIVER OF JURY TRIAL........................................C-46
Section 12.09.  Counterparts; Effectiveness.................................C-46
Section 12.10.  Entire Agreement............................................C-46
Section 12.11.  Captions....................................................C-46
Section 12.12.  Severability................................................C-46
Section 12.13.  Specific Performance........................................C-47
Section 12.14.  Breach......................................................C-47


                                     (iii)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of November 3, 2002, among Industri-Matematik International Corp., a Delaware corporation (the "Company"), STG, an exempted company incorporated with limited liability in the Cayman Islands ("Parent"), and STG OMS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

     WHEREAS, the respective boards of directors of each of Parent, Merger Subsidiary and the Company have determined that it is in the best interests of their respective entities and shareholders to enter into this Agreement and have approved and adopted this Agreement and the merger of Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Abalon" means Abalon AB, a corporation organized under the laws of Sweden and a Subsidiary of the Company.

         "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any Third-Party offer, proposal or inquiry relating to, or any Third-Party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or over 20% of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company,
(ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party's beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or Merger or that could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company Balance Sheet" means the consolidated balance sheet of the Company as of April 30, 2002 and the footnotes thereto set forth in the Company 10-K.

     "Company Balance Sheet Date" means April 30, 2002.

     "Company 10-K" means the Company's annual report on Form 10-K/A for the fiscal year ended April 30, 2002.

     "Company 10-Q" means the Company's quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2002.

     "Delaware Law" means the General Corporation Law of the State of Delaware.

     "Environmental Laws" means any federal, state, local or foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting the business of the Company or any of its Subsidiaries as currently conducted.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "IMI NIK" means the assets of the Company and/or a Subsidiary of the Company commonly referred to by the Company as IMI Teknik and ESS Trade.

     "Intellectual Property Rights" means (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) computer software, (including source code, object code, firmware, operating systems and specifications), (vi) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) databases and data collections,
(ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (xi) all rights in all of the foregoing provided by treaties, conventions and common law and (xii) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

     "Knowledge" of any Person that is not an individual means the knowledge of such Person's corporate officers after reasonable inquiry.

     "Licensed Intellectual Property Rights" means all Intellectual Property Rights owned by a third party and licensed or sublicensed to either the Company or any Subsidiary of the Company.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset other than a statutory lien.

     "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (i) the condition (financial or otherwise), business, liabilities, properties, assets or results of operations of such Person and its Subsidiaries, taken as a whole, or (ii) such Person's ability to perform its obligations under or consummate the transactions contemplated by this Agreement (except to the extent caused directly or indirectly by any action or inaction of such Person), except any such effect resulting from or arising in connection with (A) changes in general national, international or regional economic or financial conditions, or (B) the public announcement or consummation of this Agreement or the transactions contemplated hereby.

     "1933 Act" means the Securities Act of 1933.

     "1934 Act" means the Securities Exchange Act of 1934.

     "Owned Intellectual Property Rights" means all Intellectual Property Rights owned by either the Company or any Subsidiary of the Company.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Restricted Stock" means 654,995 Shares held by the Company against non-recourse promissory notes executed by certain executives of the Company.

     "SEC" means the Securities and Exchange Commission.

     "Securities Litigation" means the shareholder class action styled Howard Feasby, et al. v. Industri-Matematik International Corp., et al. Civil Action
No.: 99CV08761 which is pending before the United States District Court for the Southern District of New York.

     "Shares" means the shares of common stock, $0.01 par value, of the Company.

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Third Party" means any Person as defined in this Agreement or in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates. Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

          Term                                  Section
          ----                                  -------
          Act                                     5.03
          Board of Directors                      2.02
          Bylaws                                  4.02
          Certificates                            3.03
          Charter                                 4.01
          Company Disclosure Documents            5.09
          Company Proxy Statement                 5.09
          Company SEC Documents                   5.07
          Company Securities                      5.05
          Company Subsidiary Securities           5.06
          Company Stockholder Meeting             7.02
          Confidentiality Agreement               7.03
          Effective Time                          3.01
          Employer Plans                          5.16
          Estimated Cost                         12.04
          Event                                  12.04
          Exchange Agent                          3.03
          Fund                                    2.02
          GAAP                                    5.08
          Indemnified Person                      8.03
          Independent Directors                   2.03
          IRS                                     5.15
          Merger                                  Recitals
          Merger Consideration                    3.02
          Minimum Condition                       2.01
          Multiemployer Plan                      5.16
          Offer                                   2.01
          Offer Documents                         2.01
          Options                                 3.05
          Schedule TO                             2.01
          Schedule 14D-9                          2.02

          Special Committee                       2.02
          Subsequent Offering Period              2.01
          Superior Proposal                       7.04
          Surviving Corporation                   3.01
          Tax Return                              5.15
          Taxes                                   5.15
          Taxing Authority                        5.15
          Termination Benefits                    5.16
          Title IV Plan                           5.16
          Uncertificated Shares                   3.03


                                   ARTICLE 2
                                   THE OFFER

     Section 2.01. The Offer. (a) Provided that nothing shall have occurred that, had the Offer referred to below been commenced, would give rise to a right to terminate the Offer pursuant to any of the conditions set forth in Annex I hereto, as promptly as practicable after the date hereof but in no event later than 15 Business Days following the date hereof, Merger Subsidiary shall commence (within the meaning of Rule 14d-2 under the 1934 Act) an offer (the "Offer") to purchase any and all of the outstanding Shares at a price of $0.35 per Share, net to the seller in cash. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of Shares that, together with the Shares then owned by Parent and/or Merger Subsidiary, represents at least 65% of the Shares outstanding, excluding Restricted Stock (the "Minimum Condition") and to the other conditions set forth in Annex I hereto. Merger Subsidiary expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer; provided that (i) the Minimum Condition may be waived only with the prior consent of the Company, which shall not be unreasonably withheld or delayed in the event that a majority of the Shares have been tendered, (ii) any material change to the terms and conditions of the Offer may only be made with the prior consent of the Company, which shall not be unreasonably withheld or delayed and (iii) no change may be made that changes the form of consideration to be paid, decreases the price per Share or the number of Shares sought in the Offer or imposes conditions to the Offer in addition to those set forth in Annex I. Notwithstanding the foregoing, without the consent of the Company, Merger Subsidiary shall have the right to extend the Offer (i) from time to time if, at the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied or waived, until such conditions are satisfied or waived and (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law and (iii) on one or more occasions for an aggregate period of not more than 10 Business Days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence, if, on such expiration date, the number of Shares tendered (and not withdrawn) pursuant to the Offer, together with the Shares then owned by Parent, represents more than the Minimum Condition but less than 90% of the outstanding Shares; provided that under no circumstances shall Merger Subsidiary, without the prior consent of the Board of Directors of the Company, which consent shall not be unreasonably withheld, extend the Offer to an expiration date more than 50 Business Days beyond the date that the Offer is commenced. Following expiration of the Offer, Merger Subsidiary may, in its sole discretion, provide a subsequent offering period ("Subsequent Offering Period") in accordance with Rule 14d-11 of the 1934 Act. Subject to the foregoing, including the requirements of Rule 14d-11, and upon the terms and subject to the conditions of the Offer, Merger Subsidiary shall, and Parent shall cause it to, accept for payment and pay for, as promptly as practicable after the expiration of the Offer, all Shares (i) validly tendered and not withdrawn pursuant to the Offer and (ii) validly tendered in the Subsequent Offering Period.

     (b) As soon as practicable on the date of commencement of the Offer, but no later than 15 Business Days after the public announcement of the terms of this Agreement, Parent and Merger Subsidiary shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including exhibits thereto, the "Schedule TO") that shall include the summary term sheet required thereby and, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments or supplements thereto, the "Offer Documents") and (ii) cause the Offer Documents to be disseminated to holders of Shares. Each of Parent, Merger Subsidiary and the Company agrees promptly to correct any information provided by it for use in the Schedule TO and the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent and Merger Subsidiary agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Schedule TO and the Offer Documents before the Schedule TO is filed with the SEC. In the event that this Agreement has been terminated pursuant to Article 11, Parent and Merger Subsidiary shall promptly terminate the Offer without accepting any Shares for payment.

     Section 2.02. Company Action. (a) The Company hereby consents to the Offer and represents that its board of directors (the "Board of Directors"), at a meeting duly called and held and acting on the unanimous recommendation of a special committee of the Board of Directors comprised of two independent directors (the "Special Committee"), has unanimously (i) determined that this

Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Company's stockholders,
(ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the requirements of the Delaware Law and (iii) subject to Section 7.04(b), resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by its stockholders. The Company further represents that Broadview International Limited has delivered to the Board of Directors its written opinion that the consideration to be paid in the Offer and the Merger is fair to the holders of Shares from a financial point of view based upon and subject to the factors and assumptions set forth therein. The parties acknowledge that Warburg, Pincus Investors, L.P., subject to certain conditions, has agreed to either tender the Shares held by it pursuant to the Offer or to vote in favor of the Merger pursuant to a letter agreement with Symphony Technology II-A, L.P., a Delaware limited partnership (the "Fund") dated September 23, 2002, as amended from time to time. The Company shall direct its transfer agent to promptly furnish Parent with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case true and correct insofar as the records of the transfer agent are concerned as of the most recent practicable date, and shall provide to Parent such additional information (including updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer.

     (b) On the day that the Offer is commenced or as soon as practicable thereafter, the Company shall file with the SEC and disseminate to holders of Shares, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that, subject to Section 7.04(b), shall reflect the recommendations of the Board of Directors referred to above. Each of the Company, Parent and Merger Subsidiary agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC.

     Section 2.03. Directors. (a) Effective upon payment for at least 55% of the outstanding Shares pursuant to the Offer, excluding Restricted Stock, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Board of Directors that equals the product of (i) the total number of directors on the Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares beneficially owned by Parent and/or Merger Subsidiary (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Board of Directors, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company shall also use its reasonable best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board of Directors other than the Special Committee or any committee of the Board of Directors established to take action under this Agreement and (ii) each board of directors of each Subsidiary of the Company (and each committee thereof) that represents the same percentage as such individuals represent on the Board of Directors. Notwithstanding the foregoing, until Parent and/or Merger Subsidiary acquires a majority of the outstanding Shares, the Company shall use its reasonable best efforts to ensure that all of the members of the Board of Directors and such committees and boards as of the date hereof who are not employees of the Company shall remain members of the Board of Directors and such committees and boards until the Effective Time.

     (b) Anything to the contrary contained herein notwithstanding, if Parent's designees are appointed or elected to the Board of Directors of the Company, until the Effective Time the Board of Directors of the Company shall have at least two (2) directors who are directors on the date hereof and who are not officers, designees, stockholders, affiliates or associates (within the meaning of the federal securities laws) of Parent or the Company or having any other material relationship with the Parent or the Company (one or more of such directors, the "Independent Directors"); provided that if less than two (2) Independent Directors remain, the remaining Independent Director (if any) or if no Independent Directors remain, the other directors, shall designate persons to fill the vacancies who shall not be officers, designees, shareholders, affiliates or associates of Parent or the Company or having any other material relationship with the Parent or the Company, and such persons shall be deemed to be Independent Directors for purposes of this Agreement; provided further that, upon the payment for 55% of the Shares pursuant to the Offer, the Parent's designees shall always represent at least a majority of the Board of Directors.

     (c) The Company's obligations to appoint Parent's designees to the Board of Directors shall be subject to Section 14(f) of the 1934 Act and Rule 14f- 1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (d) Following the election or appointment of Parent's designees pursuant to Section 2.03(a) and until the Effective Time, the approval of a majority of the directors of the Company then in office who were not designated by Parent, or if there are no such continuing directors, then a majority of the Independent Directors, shall be required to authorize (and such authorization shall constitute the authorization of the Board of Directors and no other action on the part of the Company, including any action by any other director of the Company, shall be required to authorize) any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Board of Directors, any extension of time for performance of any obligation or action hereunder by Parent or Merger Subsidiary, any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company, and the assertion or enforcement of the Company's rights under this Agreement to object to (i) a failure to consummate the Merger for a failure of a condition contained herein for the benefit of the Company to be satisfied or (ii) a termination of this Agreement under Article 11.


                                   ARTICLE 3
                                  THE MERGER

     Section 3.01. The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as is specified in the certificate of merger.

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

     Section 3.02. Conversion of Shares. At the Effective Time:

     (a) except as otherwise provided in Section 3.02(b), Section 3.02(c) or
Section 3.04, each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive $0.35 in cash or any higher price paid for each Share in the Offer, without interest (the "Merger
Consideration");

     (b) each Share held by the Company as treasury stock or owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

     (c) each Share held by any Subsidiary of the Company immediately prior to the Effective Time shall remain outstanding; and

     (d) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     Section 3.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Exchange Agent") reasonably acceptable to the Company for the purpose of exchanging for the Merger Consideration (i) certificates representing Shares (the "Certificates") or (ii) uncertificated Shares (the "Uncertificated Shares"). Parent shall make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares. Such funds shall be invested by the Exchange Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Exchange Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares. Promptly after the Effective Time, but no later than 10 Business Days following the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

     (b) Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each Share represented by a Certificate or for each Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 3.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such Shares for the Merger Consideration in accordance with this Section 3.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

     (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.03(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Parent, upon demand.

     Section 3.04. Dissenting Shares. Notwithstanding Section 3.02, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the

Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

     Section 3.05. Stock Options. At the Effective Time, each stock option to purchase Shares outstanding under any stock option or compensation plan or arrangement of the Company ("Options") shall be canceled, and the Company shall pay each holder of any such option at or promptly after the Effective Time for each such option an amount in cash determined by multiplying (i) the excess, if any, of $0.35 per Share over the applicable exercise price of such option by
(ii) the number of Shares such holder could have purchased had such holder exercised such option in full immediately prior to the Effective Time.

     Section 3.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares, or stock dividend thereon with a record date during such period, the cash payable pursuant to the Offer, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

     Section 3.07. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

     Section 3.08. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 3.

                                   ARTICLE 4
                           THE SURVIVING CORPORATION

     Section 4.01. Certificate of Incorporation. The certificate of incorporation of the Company as in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter") until amended in accordance with applicable law; provided that, at the Effective Time, the Charter shall be amended as set forth in Annex II.

     Section 4.02. Bylaws. The bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"); provided, however, that the Bylaws shall be amended to change the name of the Surviving Corporation to the name of:
"Industri-Matematik International Corp.", and as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     Section 4.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation. Section 4.04. Charter And Bylaws Provisions. Anything to the contrary contained in this Article 4 notwithstanding, the Charter and Bylaws shall contain such provisions as may be required by other provisions of this Agreement including but not limited to the indemnification provisions referred to in Section 8.03(a).

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent that:

     Section 5.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a

Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

     Section 5.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the affirmative vote of the holders of a majority of the outstanding Shares in connection with the consummation of the Merger (if required by law), have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Shares (if required by law) is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company.

     Section 5.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) filings or consents under the Irish Mergers, Take-Overs and Monopolies (Control) Act, 1978, as amended (the "Act"), if Parent assigns, delegates or otherwise transfers its rights or obligations under this Agreement pursuant to Section 12.05(b)(i),
(iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether state or foreign,
(iv) compliance with the rules and regulations of the The Nasdaq Stock Market, Inc. and (v) any actions or filings the absence of which could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     Section 5.04. Non-contravention. Except as disclosed in Schedule 5.04, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company,
(ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, could become a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except (a) for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement and (b) that with respect to such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv), no representation is made regarding professional services agreements or consulting agreements between the Company, any of its Subsidiaries or Affiliates (other than any Subsidiary or Affiliate located in the United States) and the users of the Company's software (other than Walkers Snack Foods, Spicers Ltd., Unipart UDL, Ahlsell AB, NorgesGruppen ASA, Hakon Gruppen AS, Ica Ahold AB, Satair A/S, Royal Ahold BV, Kramp Groep BV and Albert Heijn
BV).

     Section 5.05. Capitalization. (a) The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $0.01, of which 12,500,000 shares are designated as Class B Common Stock, and 15,000,000 shares of Preferred Stock. As of October 21, 2002, there were outstanding 31,966,883 Shares and stock options to purchase an aggregate of 3,283,000 Shares (of which no such option had a per share exercise price of less than $1). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) Except as set forth in this Section 5.05 and for changes since October 21, 2002 resulting from the exercise of employee stock options outstanding on such date, there are no outstanding (i) shares of capital stock of or other voting securities or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in the Company (the items in clauses
(i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as disclosed in Schedule 5.05 and in the Company Disclosure Documents, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

     (c) Except as disclosed in this Section 5.05, none of the Shares is owned by any Subsidiary of the Company.

     Section 5.06. Subsidiaries. (a) Except as disclosed in Schedule 5.06, each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. All Subsidiaries of the Company and their respective jurisdictions of incorporation required to be identified in the Company 10-K are so identified in the Company 10-K.

     (b) All of the outstanding capital stock of or other voting securities or ownership interests in each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock of or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock of or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

     Section 5.07. SEC Filings. (a) Parent has obtained (i) the Company's annual reports on Form 10-K for its fiscal years ended April 30, 2000 and 2001 and the Company 10-K, (ii) its quarterly report on Form 10-Q for its fiscal quarter ended July 31, 2002, (iii) its proxy or information statements relating to meetings of the stockholders of the Company held (or actions taken without a meeting by such stockholders) since April 30, 2002, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since April 30, 2002 (the documents referred to in this Section 5.07(a), collectively, the "Company SEC Documents.")

     (b) As of its filing date, each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof will comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date (or, if amended or superceded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 5.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). The books and records of the Company and its Subsidiaries have been, and are being, maintained, in all material respects, in accordance with GAAP and any other applicable legal and accounting requirements.

     Section 5.09. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company's stockholders in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including the Schedule 14D-9, the proxy or information statement of the Company (the "Company Proxy Statement"), if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act.

     (b) (i) The Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) any Company Disclosure Document (other than the Company Proxy Statement), at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.09(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by or on behalf of the Parent specifically for use therein.

     (c) The information with respect to the Company or any of its Subsidiaries that the Company furnishes to Parent specifically for use in the Schedule TO and the Offer Documents, at the time of the filing of the Schedule TO, at the time of any distribution or dissemination of the Offer Documents and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     Section 5.10. Absence of Certain Changes. Since August 1, 2002 the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and, except as disclosed to Parent in
Schedule 5.10, in the Company 10-K and the Company 10-Q, there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

     (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

     (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

     (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

     (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

     (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

     (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

     (i) any change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

     (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any current or former director, officer or employee of the Company or any of its Subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements covering any current or former director, officer or employee of the Company or any of its Subsidiaries, (iii) any entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any labor, collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company or any of its Subsidiaries, (v) increase in compensation, bonus or other benefits payable to any current or former director or officer of the Company or any of its Subsidiaries or (vi) material increase in compensation, bonus or other benefits payable to any current or former employee of the Company or any of its Subsidiaries;

     (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or workers council or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining or labor agreement at the Company Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

     (l) any Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any amended Tax Returns or claims for Tax refunds filed, any closing agreement entered into, any Tax claim, audit or assessment settled, or any right to claim a Tax refund, offset or other reduction in Tax liability surrendered;

     (m) any cancellation of any licenses, sublicenses, franchises, permits or agreements to which the Company or any Subsidiary is a party, or any notification to the Company or any Subsidiary that any party to any such arrangements intends to cancel or not renew such arrangements beyond their expiration date as in effect on the date hereof, which cancellation or notification has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

     (n) any revaluation by the Company or any of its Subsidiaries of any assets, including, without limitation, writing down of the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice.

     Section 5.11. No Undisclosed Material Liabilities. Except as disclosed in
Schedule 5.11, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability, other than:

     (a) liabilities or obligations disclosed and provided for in the Company Balance Sheet, the consolidated balance sheet of the Company as of July 31, 2002 or in the notes thereto or in the Company SEC Documents filed prior to the date hereof, and

     (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since August 1, 2002 that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 5.12. Compliance with Laws and Court Orders. Except as disclosed in Schedule 5.12, the Company and each of its Subsidiaries is, and since the Company Balance Sheet Date has been in compliance with, and to the Knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 5.13. Litigation. Except as disclosed in Schedule 5.13 or as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation, audit, arbitration or proceeding pending against, or, to the Knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any other Person for whom the Company or any such Subsidiary may be liable or any of their respective properties or assets before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Offer or the Merger or any of the other transactions contemplated hereby.

     Section 5.14. Finders' Fees. Except as disclosed in Schedule 5.14, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     Section 5.15. Taxes. (a) Except as disclosed in Schedule 5.15, all Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (taking into account any extensions) in accordance with all applicable laws, and all such Tax Returns are, or will be at the time of filing, true and complete in all material respects. To the extent any such Returns have not been filed, without regard to whether the failure to so file has been disclosed in
Schedule 5.15, (i) if such Returns had been truly, completely and properly filed, such Returns would not have reflected, in the aggregate, a material Tax liability with respect to the Company and its Subsidiaries and (ii) the failure to file such Returns will not result, and has not resulted, in the aggregate, in a material Tax liability with respect to the Company and its Subsidiaries.

     (b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

     (c) Except as disclosed on Schedule 5.15, the income and franchise Tax Returns of the Company and its Subsidiaries filed in all jurisdictions within the United States and the United Kingdom for all taxable years ending on or prior to April 30, 2000 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

     (d) There is no claim, audit, action, suit, proceeding or investigation now pending or to the Knowledge of the Company threatened against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax Asset.

     (e) During the five-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

     (f) Neither the Company nor any of its Subsidiaries owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property.

     (g) Schedule 5.15 contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files Tax Returns.

     (h) "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     Section 5.16. Employee Benefit Plans. (a) Schedule 5.16 contains a correct and complete list identifying each material "employee benefit plan," as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or loans, deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any Affiliate and covers any current or former director, officer or employee of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability, other than those plans and agreements filed as part of the Company SEC Documents. Except for those plans included in the Company SEC Documents, copies of such contracts, plans, arrangements and policies (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return prepared in connection with any such plan or trust. Such contracts, plans, arrangements and policies are referred to collectively herein as the "Employee Plans."

     (b) Neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA.

     (c) Neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan").

     (d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked or not be issued. Each Employee Plan that is intended to be qualified or registered under the laws of any Non-U.S. jurisdiction is so qualified or registered. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan and each Employee Plan has been maintained in good standing with all applicable regulatory authorities.

     (e) Neither the execution or approval of this Agreement nor consummation by the Company of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of bonus or other compensation or benefits of any kind under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan. There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

     (f) Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.

     (g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended April 30, 2002.

     (h) Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining or labor agreement or other contract or understanding with a labor union or organization.

     (i) All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending as of the date hereof, have been discharged and paid on or prior to the date hereof, except to the extent reflected as a liability on the Company Balance Sheet.

     (j) There is no action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving, any Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official.

     (k) Except as disclosed on Schedule 5.16(k), there exist no loans or extensions of credit by the Company or any of its Subsidiaries to any current and former director, officer, employee and independent contractor of the Company or any of its Subsidiaries which have not been repaid in full (for any reason) as of the date hereof.

     Section 5.17. Environmental Matters. (a) Except as set forth in the Company SEC Documents filed prior to the date hereof and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law;

          (ii) the Company and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances that would reasonably be expected to result in or be the basis for any such liability.

     (b) To the Knowledge of the Company, there has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has Knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries that has not been delivered to Parent at least five Business Days prior to the date hereof.

     (c) Except as disclosed in Schedule 5.17, neither the Company nor any of its Subsidiaries owns, leases or operates or has owned, leased or operated any real property, or conducts or has conducted any operations, in New Jersey or Connecticut.

     (d) The consummation of the transactions contemplated by this Agreement will not trigger or result in any obligation or liability pursuant to the New Jersey Industrial Site Recovery Act, as amended, and any rules or regulations promulgated thereunder.

     (e) For purposes of this Section 5.17, the terms "Company" and "Subsidiaries" shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

     Section 5.18. Antitakeover Statutes and Rights Agreement. The Company has taken all action necessary to exempt the Offer, the Merger, this Agreement and the transactions contemplated hereby from the provisions of Section 203 of Delaware Law, and, accordingly, no such Section nor other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws or any foreign laws apply to this Agreement or any of the transactions contemplated hereby.

     Section 5.19. Intellectual Property. (a) Schedule 5.19 contains a true and complete list of each of the registrations, applications and other material Intellectual Property Rights included in the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights, specifying as to each such Intellectual Property Right, as applicable, (i) the nature of such Intellectual Property Right, (ii) the owner of such Intellectual Property Right, (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed, (iv) the registration or application numbers thereof, (v) the termination or expiration dates thereof and (vi) all agreements related to such Intellectual Property Right which is a Licensed Intellectual Property Right, setting forth the date of any license or agreement and the identity of all parties thereto.

     (b) The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the

Company and its Subsidiaries as currently conducted and as proposed by the Company or any of its Subsidiaries to be conducted. There exist no restrictions on the disclosure, use or transfer of the Owned Intellectual Property Rights. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any Owned Intellectual Property Rights or Licensed Intellectual Property Rights.

     (c) None of the Company and any of its Subsidiaries has given an indemnity in connection with any Intellectual Property Right to any Person, except to licensees of its software and to Persons from whom it licenses software.

     (d) To the Knowledge of the Company, none of the Company and its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Right of any third person. There is no claim, action, suit, investigation or proceeding pending against, or, to the Knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries (i) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any Subsidiary in any of the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights, (ii) alleging that the use of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported or sold by the Company or any Subsidiary do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any third party or (iii) alleging that the Company or any of its Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property Right of any third party.

     (e) None of the Owned Intellectual Property Rights and Licensed Intellectual Property Rights material to the operation of the business of the Company and its Subsidiaries has been adjudged invalid or unenforceable in whole or part, and, to the Knowledge of the Company, all such Owned Intellectual Property Rights and Licensed Intellectual Property Rights are valid and enforceable.

     (f) The Company and its Subsidiaries hold all right, title and interest in and to all Owned Intellectual Property Rights and all of the Company's and its Subsidiaries' licenses under the Licensed Intellectual Property Rights, free and clear of any material Lien. In each case where a patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Owned Intellectual Property is held by assignment, the assignment has been duly recorded with the governmental authority from which the patent or registration issued or before which the application or application for registration is pending. The Company and its Subsidiaries have taken all actions necessary to maintain and protect the Owned Intellectual Property Rights and their rights in the

Licensed Intellectual Property Rights, including payment of applicable maintenance fees and filing of applicable statements of use.

     (g) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right. The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential Intellectual Property Rights. Except as disclosed in Schedule 5.19, to the Knowledge of the Company, none of the Intellectual Property Rights of the Company or any Subsidiary that are material to the business or operation of the Company or any Subsidiary and the value of which to the Company or any Subsidiary is contingent upon maintaining the confidentiality thereof, has been disclosed other than to employees, representatives and agents of the Company or any Subsidiary all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to Parent.

     (h) Except as disclosed in Schedule 5.19 and except for indemnification obligations, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability, arising out of a material license agreement that the Company or any of its Subsidiaries has entered into.


                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company that:

     Section 6.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has heretofore delivered to the Company true and complete copies of the certificates of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

     Section 6.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary.

     Section 6.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, including, without limitation, any filing under the HSR Act, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) filings or consents under the Act, if Parent assigns, delegates or otherwise transfers its rights or obligations under this Agreement pursuant to Section 12.05(b)(i),
(iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether state or foreign,
(iv) compliance with the rules and regulations of the The Nasdaq Stock Market, Inc. and (v) any actions or filings the absence of which could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     Section 6.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, or (ii) assuming compliance with the matters referred to in Section 6.03, contravene, conflict with, or result in any violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree, except for such contraventions, conflicts and violations referred to in clause
(ii) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     Section 6.05. Disclosure Documents. (a) The information with respect to Parent and any of its Subsidiaries that Parent furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.

     (b) The Schedule TO, when filed, and the Offer Documents, when distributed or disseminated, will comply as to form in all material respects with the applicable requirements of the 1934 Act and, at the time of such filing, at the time of such distribution or dissemination and at the time of consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty will not apply to statements or omissions included in the Schedule TO and the Offer Documents based upon information furnished to Parent or Merger Subsidiary in writing by the Company specifically for use therein.

     Section 6.06. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     Section 6.07. Financing. Parent has, or will have prior to the expiration of the Offer, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to purchase all of the Shares outstanding and to pay all related fees and expenses pursuant to the Offer.

     Section 6.08. Activities In The Netherlands. None of Parent, Merger Subsidiary or the Fund, conduct any activities in The Netherlands; provided that this representation and warranty will not apply to any of the portfolio companies of the Fund.


                                   ARTICLE 7
                           COVENANTS OF THE COMPANY

     The Company agrees that:

     Section 7.01. Conduct of the Company. From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

     (a) the Company shall not adopt or propose any change to its certificate of incorporation or bylaws;

     (b) the Company shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

     (c) the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material Subsidiary or material amount of assets, securities or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) with the written consent of Parent, which shall not be unreasonably withheld or delayed, the sale, exchange, or disposition of assets of (by means of a disposition of assets, stock, merger or otherwise) of Abalon and IMI NIK;

     (d) the Company shall not, and shall not permit any of its Subsidiaries to, (i) take any action that would result in (x) any of the representations and warranties of the Company hereunder that are qualified as to materiality becoming untrue or (y) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (ii) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; and

     (e) the Company shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     Section 7.02. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable after consummation of the Offer for the purpose of voting on the approval and adoption of this Agreement and the Merger, unless Delaware Law does not require a vote of stockholders of the Company for consummation of the Merger. Subject to Section 7.04(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company shall (i) promptly prepare and file with the SEC, shall use its best efforts to have cleared by the SEC and shall thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting.

     Section 7.03. Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement dated as of August 20, 2002 between the Company and the Fund (the "Confidentiality Agreement"), the Company shall (i) give Parent, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and the Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries and (iv) shall notify and consult with Parent regularly regarding any discussions, developments or proposed resolutions of any liabilities, including, without, limitation any employee liabilities, such as severance or pension benefits, and shall advise Parent prior to entering into any agreement as to the amount of such liabilities or any commitment as to payment of such liabilities. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained by Parent in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

     Section 7.04. No Solicitation; Other Offers. (a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, knowingly participate in, or knowingly encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (iv) enter into any agreement with respect to an Acquisition Proposal.

     (b) Notwithstanding the foregoing, the Board of Directors, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any Third Party that, subject to the Company's compliance with Section 7.04(a), has made a bona fide Acquisition Proposal that the Board of Directors reasonably believes will lead to a Superior Proposal,
(ii) furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (a copy of which shall be provided for informational purposes only to Parent), (iii) following receipt of such Acquisition Proposal, fail to make, withdraw, or modify in a manner adverse to Parent its recommendation to its stockholders referred to in Sections 2.02 and/or 7.02 hereof and/or (iv) take any non-appealable, final action that any court of competent jurisdiction orders the Company to take, but in each case referred to in the foregoing clauses (i) through (iii) only if the Board of Directors determines in good faith by a majority vote, after consultation with Tannenbaum, Dubin and Robinson, LLP, outside legal counsel to the Company, and Broadview International Limited, financial advisor to the Company, that such action is consistent with its fiduciary duties under applicable law. Nothing contained herein shall prevent the Board of Directors from complying with Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal.

     (c) The Board of Directors shall not take any of the actions referred to in clauses (i) through (iii) of the preceding subsection unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and the Company shall continue to advise Parent after taking such action. In addition, the Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any indication that any Third Party is considering making an Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent fully informed, on a current basis, of the status and material details of any such Acquisition Proposal, indication or request. The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions and negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

     "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding Shares (excluding

Restricted Stock), on terms that the Board of Directors determines in good faith by a majority vote, after considering the advice of Broadview International Limited or another financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to the Company's stockholders than as provided hereunder and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors.

     Section 7.05. Notices of Certain Events. The Company shall promptly notify Parent of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 5.12, 5.13, 5.16 or 5.17, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

     Section 7.06. FIRPTA Certificate. Prior to the Effective Time, the Company shall deliver to Parent a certification pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), signed by the Company and dated not more than 15 days prior to the Effective Time, to the effect that the Company is not, nor has it been at any time within five (5) years of the date of the certification, a "United States real property holding corporation" as defined in Section 897 of the Code.

     Section 7.07. Employment Related Obligations. The Company shall perform its obligations under the letter agreement dated November 1, 2002 between the Company and Stig Durlow. Any failure to perform its obligations thereunder shall be deemed a material breach of the Company's obligations under this Agreement.

                                   ARTICLE 8
                              COVENANTS OF PARENT

     Parent agrees that:

     Section 8.01. Obligations of Merger Subsidiary. Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and conditions set forth in this Agreement.

     Section 8.02. Voting of Shares. Parent shall vote all Shares beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

     Section 8.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

     (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time (including acts or omissions in connection with this Agreement, including without limitation the actions taken by the Company pursuant to Section 3.05 irrespective of whether or not such former officers and directors were the officers and directors of the Company at the time such action was taken, and the Securities Litigation) to the fullest extent permitted by Delaware Law or any other applicable laws or provided under the Company's certificate of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     (b) The certificate of incorporation and bylaws of the Surviving Corporation shall include provisions for exculpation of director and officer liability and indemnification on the same basis as set forth in the Company's certificate of incorporation and bylaws in effect on the date hereof. For six years after the Effective Time, the Surviving Corporation shall maintain in effect the provisions in its certificate of incorporation and bylaws providing for indemnification of Indemnified Persons, with respect to the facts or circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under Delaware Law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by applicable law that would enlarge the scope of the Indemnified Persons' indemnification rights thereunder.

     (c) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance, to the extent such insurance can be obtained by the Surviving Corporation using its reasonable best efforts, in respect of acts or omissions occurring prior to the Effective Time, including without limitation the actions taken by the Company pursuant to
Section 3.05 irrespective of whether or not such former officers and directors were the officers and directors of the Company at the time such action was taken, covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that, in satisfying its obligation under this Section 8.03(c), the Surviving Corporation shall not be obligated to pay premiums in excess of an aggregate amount of $750,000; and provided further that at the Effective Time, the Surviving Corporation shall deposit $300,000 with an escrow agent reasonably acceptable to Parent pursuant to terms and conditions of an escrow agreement reasonably acceptable to Parent, which $300,000 shall be used by the Surviving Corporation solely to provide for such officers' and directors' liability insurance in accordance with the obligations of the Surviving Corporation under this Section and as agreed to by Sue Salvesen.

     (d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.03.

     (e) The rights of each Indemnified Person under this Section 8.03 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under Delaware Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     (f) The Indemnified Person shall be entitled to control the defense of any action, suit, investigation or proceeding with counsel of its own choosing reasonably acceptable to the Surviving Corporation and the Surviving Corporation shall cooperate in the defense thereof, provided that the Surviving Corporation shall not be liable for the fees of more than one counsel for all Indemnified Persons, other than local counsel, unless a conflict of interest shall be caused thereby, and provided further that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

     (g) The Surviving Corporation shall pay on an as-incurred basis the fees and expenses of such Indemnified Person (including the reasonable fees and expenses of counsel) in advance of the final disposition of any action, suit, proceeding or investigation that is the subject of the right to indemnification, provided that such Person shall undertake to reimburse the Surviving Corporation for all amounts so advanced if a court of competent jurisdiction determines, by a final, nonappealable order, that such Person is not entitled to indemnification.

                                   ARTICLE 9
                      COVENANTS OF PARENT AND THE COMPANY

     The parties hereto agree that:

     Section 9.01. Best Efforts. Subject to the terms and conditions of this Agreement, the Company and Parent shall use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

     Section 9.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Disclosure Documents and the Offer Documents, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and
(iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents or the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 9.03. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, order of a court of competent jurisdiction or any listing agreement with or rule of any national securities exchange, shall not issue any such press release or make any such other public statement prior to such consultation.

     Section 9.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     Section 9.05. Merger Without Meeting of Stockholders. If Parent, Merger Subsidiary or any other Subsidiary of Parent shall acquire at least 90% of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment and purchase of Shares pursuant to the Offer without a meeting of stockholders of the Company in accordance with Section 253 of Delaware Law.


                                  ARTICLE 10
                           CONDITIONS TO THE MERGER

     Section 10.01. Conditions to Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) if required by Delaware Law, this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with such Law;

     (b) no laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, that (i) has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or (ii) otherwise, individually or in the aggregate, would have a Material Adverse Effect on Parent (including the Surviving Corporation and its Subsidiaries), after giving effect to the Merger;

     (c) Merger Subsidiary shall have purchased Shares pursuant to the Offer;
and

     (d) all actions by or in respect of, or filings with, any governmental body, agency, official or authority, domestic, foreign or supranational, required to permit the consummation of the Merger, including, without limitation, under the Act, shall have been taken, made or obtained.

     Section 10.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further condition: the Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are qualified as to a Company Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are not so qualified, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.


                                  ARTICLE 11
                                  TERMINATION

     Section 11.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the stockholders of the Company):

     (a) by mutual written agreement of the Company and Parent;

     (b) by either the Company or Parent, if:

          (i) the Offer has not been consummated on or before January 31, 2003; provided that the right to terminate this Agreement pursuant to this
     Section 11.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Offer to be consummated by such time; or

          (ii) (A) there shall be any law or regulation that makes acceptance for payment of, and payment for, the Shares pursuant to the Offer or consummation of the Merger illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Merger Subsidiary from accepting for payment of, and paying for, the Shares pursuant to the Offer or the Company or Parent from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

          (iii) prior to the acceptance for payment of the Shares under the Offer, the Board of Directors shall have failed to make, withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement, the Offer or the Merger, as permitted by Section 7.04(b)(iii); provided that the Company shall pay any amounts due pursuant to Section 12.04(c) and Section 12.04(d) in accordance with the terms, and at the times, specified therein, and provided, further, that, in the case of any termination by the Company, (i) the Company notifies Parent, in writing and at least 72 hours prior to such termination, of its intention to terminate this Agreement and to enter into a binding written agreement concerning an Acquisition Proposal that constitutes a Superior Proposal of the nature described in Section 7.04(c), attaching the most current version of such agreement (or a description of all material terms and conditions thereof), and (ii) Parent does not make, within 72 hours of receipt of such written notification, an offer that the Board of Directors determines in good faith, after consultation with its financial advisors, is at least as favorable to the shareholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such 72-hour period. Parent acknowledges and agrees that any information delivered to it in accordance with the foregoing shall be accorded confidential treatment in accordance with the Confidentiality Agreement.

The party desiring to terminate this Agreement pursuant to this Section 11.01 (other than pursuant to Section 11.01(a)) shall give notice of such termination to the other party.

     Section 11.02. Effect of Termination. If this Agreement is terminated pursuant to Section 11.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Sections 5.14, 6.06, 12.04, 12.06, 12.07 and
12.08 shall survive any termination hereof pursuant to Section 11.01.

                                  ARTICLE 12
                                 MISCELLANEOUS

     Section 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Parent or Merger Subsidiary, to:

          Bryan Taylor
          Symphony Technology II-A, L.P.
          c/o Symphony Technology II GP, LLC
          4015 Miranda Avenue
          2nd Floor
          Palo Alto, CA 94304
          Fax: (650) 935-9501

     with a copy to:

          William M. Kelly
          Davis Polk & Wardwell
          1600 El Camino Real
          Menlo Park, CA 94025
          Fax: (650) 752-2111

     if to the Company, to:

          Lin Johnstone
          Industri-Matematik International Corp.
          c/o Industri-Matematik American Operations, Inc.
          305 Fellowship Road
          Mt. Laurel, New Jersey 08054
          Fax: (856) 793-4444

     with a copy to:

          Marvin S. Robinson
          Tannenbaum Dubin & Robinson, LLP
          1140 Avenue of the Americas
          New York, New York 10036
          Fax: (212) 302-2906

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     Section 12.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for those agreements contained herein (including in Section 8.03) and any other agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

     Section 12.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Shares.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 12.04. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b) The Company represents and warrants to Parent that its good faith estimate of the costs and expenses expected to be incurred by it in connection with this Agreement is $500,000 (the "Estimated Cost"). The Company agrees to use its reasonable best efforts not to exceed the Estimated Cost.

     (c) Upon any termination of this Agreement for any reason (other than a termination (x) that would not have occurred but for the failure of Parent or Merger Subsidiary to fulfill its or their obligations hereunder or (y) pursuant to Section 11.01(b)(i) as a result of a condition in Annex I(i)(B) not having been satisfied), the Company shall (i) pay to Parent (by wire transfer of immediately available funds) a fee of $225,000, no later than two Business Days after such termination, and (ii) reimburse Parent and its Affiliates (by wire transfer of immediately available funds) for 100% of their reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) up to $500,000 actually incurred by any of them in connection with this Agreement and the transactions contemplated hereby, including up to $100,000 for the arrangement of, obtaining the commitment to provide or obtaining any financing for such transactions, no later than two Business Days after evidence of such reasonable out-of-pocket fees and expenses shall have been provided to the Company.

     (d) If this Agreement was terminated as set forth in Section 12.04(c) and thereafter an Event (as hereinafter defined) occurs within 9 months of such termination, the Company shall (i) pay to Parent (by wire transfer of immediately available funds) a fee of $225,000, no later than two Business Days after the occurrence of such Event, and (ii) reimburse Parent and its Affiliates (by wire transfer of immediately available funds) for 100% of their reasonable out-ofpocket fees and expenses (including reasonable fees and expenses of their counsel) up to $1,000,000, less the amount paid pursuant to
Section 12.04(c)(ii), actually incurred by any of them in connection with this Agreement and the transactions contemplated hereby, including up to $100,000 for the arrangement of, obtaining the commitment to provide or obtaining any financing for such transactions, no later than two Business Days after evidence of such reasonable out-of-pocket fees and expenses shall have been provided to the Company.

     "Event" means any of the following events whereby stockholders of the Company receive, pursuant to any such event, cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its Subsidiaries otherwise held by such stockholders after such event, in excess of $0.35 per Share: (A) the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a Third Party; (B) a Third Party, directly or indirectly, acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole; (C) a Third Party, directly or indirectly, acquires more than 50% of the outstanding Shares; or (D) the Company adopts or implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding Shares or an extraordinary dividend relating to more than 50% of the outstanding Shares or 50% of the assets of the Company and its Subsidiaries, taken as a whole.

     (e) The Company acknowledges that the agreements contained in this Section
12.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 12.04, it shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount.

     (f) If any litigation arises between the parties hereto out of the obligations of the parties under this Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees.

     Section 12.05. Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 8.03, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 8.03, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     (b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that (i) Parent may assign, delegate or otherwise transfer its rights or obligations hereunder, in whole or from time to time in part, to any of its Affiliates that is organized under Irish law, (ii) Parent may assign, delegate or otherwise transfer its rights or obligations hereunder, in whole or from time to time in part, to any Person pursuant to Section 12.05(c) below and
(iii) Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares pursuant to the Offer, but no such transfer or assignment shall relieve Parent or Merger Subsidiary of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

     (c) If an Affiliate of Parent that is organized under Irish law to whom Parent has assigned, delegated or otherwise transferred its rights or obligations hereunder in accordance with Section 12.05(b) cannot obtain all approvals, consents, registrations, permits, authorizations or other confirmations required to be obtained from any governmental authority or other third party that are necessary to consummate the transactions contemplated by this Agreement under the Act, Parent shall form another Person or assign, delegate or otherwise transfer its rights or obligations hereunder to a Person in another jurisdiction in which the transactions contemplated by this Agreement can be consummated without the obtaining of such approvals, consents, registrations, permits, authorizations or other confirmations or in which such approvals, consents, registrations, permits, authorizations or other confirmations can be obtained.

     Section 12.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

     Section 12.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

     Section 12.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 12.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     Section 12.10. Entire Agreement. This Agreement and the Confidentiality Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     Section 12.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 12.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 12.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

     Section 12.14. Breach. A breach of the obligations of the Fund under the letter dated November 2, 2002 among the Fund, Romesh Wadhwani and the Company shall be deemed a breach of the obligations of Parent and Merger Subsidiary hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             INDUSTRI-MATEMATIK
                                               INTERNATIONAL CORP.

                                             By: /s/ LIN JOHNSTONE
                                                -------------------------------
                                                Name:  Lin Johnstone
                                                Title: President and Chief
                                                         Executive Officer


                                             STG

                                             By: /s/ ROMESH WADHWANI
                                                -------------------------------
                                                Name:  Romesh Wadhwani
                                                Title: President and Chief
                                                         Executive Officer


                                             STG OMS ACQUISITION CORP.

                                             By: /s/ ROMESH WADHWANI
                                                -------------------------------
                                                Name:  Romesh Wadhwani
                                                Title: President

                                                                        ANNEX I


     Notwithstanding any other provision of the Offer, Merger Subsidiary shall not be required to accept for payment or pay for any Shares, and may terminate the Offer, if

     (i) prior to the expiration date of the Offer,

          (A) the Minimum Condition (as defined in the Merger Agreement) shall not have been satisfied,

          (B) no one of the following events has occurred:

               (1) the Irish Minister for Enterprise Trade and Employment having stated in writing that she has decided not to make an order under Section 9 of the Act in relation to the proposed transactions contemplated by the Merger Agreement;

               (2) the Irish Minister for Enterprise Trade and Employment having made an order under Section 9 of the Act in relation to the proposed transactions contemplated by the Merger Agreement on terms acceptable to Merger Subsidiary and Parent;

               (3) the relevant period within the meaning of Section 6 of the Act having elapsed without the Minister having made an order under
          Section 9 of the Act in relation to the proposed transactions contemplated by the Merger Agreement; or

     (ii) at any time on or after the date of the Merger Agreement and prior to the expiration date of the Offer, any of the following conditions exists:

          (A) there shall be instituted or pending any action or proceeding by any government or governmental authority or agency or any other person, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some or all of the Shares by Parent or Merger Subsidiary or the consummation of the Merger, (ii) seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Offer or the Merger, (iii) seeking to restrain or prohibit Parent's ownership or operation (or that of its Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, (iv) seeking to impose or confirm material limitations on the ability of Parent, Merger Subsidiary or any of Parent's other Affiliates effectively to exercise full rights of ownership of the Shares, including the right to vote any Shares acquired or owned by Parent, Merger Subsidiary or any of Parent's other Affiliates on all matters properly presented to the Company's stockholders, (v) seeking to require divestiture by Parent, Merger Subsidiary or any of Parent's other Affiliates of any Shares or (vi) otherwise, in the reasonable judgment of Parent, being likely to have a Material Adverse Effect on the Company or Parent; or

          (B) there shall have been any action taken, or any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Merger, by any court, government or governmental authority or agency, domestic, foreign or supranational, other than the application of the waiting period provisions of the HSR Act to the Offer or the Merger, that, in the reasonable judgment of Parent, is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (vi) of paragraph (a) above; or

          (C) any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, assets, liabilities, financial condition, capitalization, operations or results of operations of the Company or any of its Subsidiaries that, in the reasonable judgment of Parent, is or is likely to have a Material Adverse Effect on the Company; or

          (D) the Company shall have breached or failed to perform in all material respects any of its obligations under the Merger Agreement, or any of the representations and warranties of the Company contained in the Merger Agreement shall not be true in any material respect when made or at any time prior to the consummation of the Offer as if made at and as of such time (it being understood that where any such representation and warranty already includes a material adverse effect or materiality exception, no further materiality exception is to be permitted hereby); or

          (E) the Merger Agreement shall have been terminated in accordance with its terms;

which, in the reasonable judgment of Parent in any such case, and regardless of the circumstances (including any action or omission by Parent) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

                                                                       ANNEX II

                      AMENDED AND RESTATED CERTIFICATE OF
                                 INCORPORATION

                                      OF

                    INDUSTRI-MATEMATIK INTERNATIONAL CORP.

                                   * * * * *

     FIRST: The name of the Corporation is Industri-Matematik International
Corp.

     SECOND: The name and address of its registered agent and registered office in the State of Delaware is Industri-Matematik International Corp., Suite 748, One Commerce Center, Wilmington, New Castle County, Delaware 19801.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 90,000,000, consisting of 75,00,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 15,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

     The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Law, as amended from time to time.

     FIFTH: Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of

Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to Delaware Law.

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

     SEVENTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     EIGHTH: (1) To the fullest extent permitted by Delaware Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (2) The Corporation shall indemnify to the fullest extent permitted by law each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he, his testator or intestate is or was, or has agreed to become, a director or officer of the Corporation or any predecessor of the Corporation or serves or is or was serving, or has agreed to serve, at the request of the Corporation or any predecessor to the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee") or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this ARTICLE EIGHTH, except as set forth in Section
(8) below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

     (3) Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

     (4) Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this ARTICLE EIGHTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections (2) and (3) of this ARTICLE EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     (5) Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section (5). The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the ss and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this ARTICLE EIGHTH. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

     (6) Advance of Expenses. Subject to the provisions of Section (7) below, in the event that the Corporation does not assume the defense pursuant to Section (5) of this ARTICLE EIGHTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this ARTICLE EIGHTH, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this ARTICLE EIGHTH. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     (7) Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section (2), (3), (4) or (6) of this ARTICLE EIGHTH, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section (2), (3) or (6) the Corporation determines within such 60- day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section (2) or (3), as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

     (8) Remedies. The right to indemnification or advances as granted by this ARTICLE EIGHTH shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section (7). Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this ARTICLE EIGHTH shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section (7) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     (9) Subsequent Amendment. No amendment, termination or repeal of ARTICLE EIGHTH or of the relevant provisions of the Delaware Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     (10) Other Rights. The indemnification and advancement of expenses provided by this ARTICLE EIGHTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this ARTICLE EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this ARTICLE EIGHTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE EIGHTH.

     (11) Partial Indemnification. If an Indemnitee is entitled under any provision of this ARTICLE EIGHTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     (12) Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Law.

     (13) Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this ARTICLE EIGHTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     (14) Savings Clause. If this ARTICLE EIGHTH or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses

(including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this ARTICLE EIGHTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

     (15) Definition. Terms used herein and defined in Section 145(h) and
Section 145(i) of the Delaware Law shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     (16) Subsequent Legislation. If the Delaware Law is amended after adoption of this ARTICLE EIGHTH to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware Law, as so amended.

     NINTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE EIGHTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.